UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Brookline Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 1, 2021

Dear Stockholder,

I am pleased to invite you to the Brookline Bancorp, Inc. 2021 Annual Meeting of Stockholders (the "Annual Meeting"). We remain sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments have imposed as a result of the COVID-19 pandemic. As such, we have made the decision to hold the Annual Meeting in a virtual only format at 11:00 a.m., Eastern Time, on May 12, 2021. To attend the virtual Annual Meeting please visit: www.virtualshareholdermeeting.com/BRKL2021.

This past year was challenging in many respects. We recognize that our employees, the communities we serve, and our stockholders have all been and continue to be impacted by the events of 2020. From the beginning of the COVID-19 pandemic, we have taken steps to address the health and safety of our employees and our customers. I would like to recognize our employees for their hard work in supporting the Company and their communities during these unprecedented times. We are cautiously optimistic for what we hope is a more positive environment in 2021, but we remain diligent and prudent as we continue to navigate our way through these challenging times.

As in prior years, we are providing proxy materials to our stockholders primarily through the Internet. We have found that this process significantly lowers the cost of our annual meeting campaign and provides a more efficient and environmentally friendly way of delivering materials to our stockholders. We encourage you to read our 2021 Proxy Statement, 2020 Annual Report on Form 10-K, and Annual Letter from the President and Chief Executive Officer, which comprise this year’s proxy materials.

Whether or not you plan to attend and regardless of the number of shares you own, it is important that your shares be represented. Please vote your shares at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials. You may revoke your proxy at any time before it is exercised as further explained in the Proxy Statement.

On behalf of the Board of Directors and our employees, we thank you for your continued support and look forward to seeing you at the virtual Annual Meeting.

Sincerely,

Paul A. Perrault
President and Chief Executive Officer

131 Clarendon Street, Boston, Massachusetts 02116
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are invited to attend the 2021 Annual Meeting of Stockholders (the "Annual Meeting") of Brookline Bancorp, Inc. (the "Company") to be held on Wednesday, May 12, 2021 at 11:00 a.m., Eastern Time, for the following purposes, as more fully described in the attached proxy statement (the “Proxy Statement”):

	Proposal	Board Recommendation
1.	To elect the five nominees named in the Proxy Statement, each to serve for a three-year term and until their respective successors are duly elected and qualified;	For each nominee
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021;	For
3.	To hold a non-binding advisory vote on the compensation of our named executive officers ("say on pay");	For
4.	To approve the 2021 Brookline Bancorp, Inc. Stock Option and Incentive Plan; and	For
5.	To transact such further business as may properly come before the Annual Meeting, or any adjournment or postponement thereof. Please note that at this time we are not aware of any such business.

We remain sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments have imposed as a result of the COVID-19 pandemic.  As such, we have made the decision to hold the Annual Meeting in a virtual only format. To attend the virtual Annual Meeting please visit: www.virtualshareholdermeeting.com/BRKL2021. Stockholders of record on March 19, 2021 (the "Record Date"), may attend the virtual meeting by navigating to the virtual Annual Meeting website and entering the 16-digit control number included on their proxy card.

As in prior years, we are providing proxy materials to our stockholders primarily via the Internet to expedite your receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. On April 1, 2021, we will send to our stockholders (other than those who have previously requested electronic or paper delivery of the proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement, our 2020 Annual Report on Form 10-K, and our Annual Letter from the President and Chief Executive Officer along with instructions on how to vote via the Internet or by telephone. Commencing ten days after the issuance of the Notice of Internet Availability of Proxy Materials, a proxy card will be mailed to stockholders of record.
Only stockholders of record as of the close of business on March 19, 2021 are entitled to receive notice of, to attend, and to vote at the Annual Meeting. In accordance with Delaware law, for ten days prior to the Annual Meeting, a list of those registered stockholders entitled to vote at the Annual Meeting will be available for inspection in the office of the Corporate Secretary, Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116. The list will also be available at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials. You may revoke your proxy at any time before it is voted. Please refer to the “General Information” section of the Proxy Statement for additional information.

Sincerely,

Michael W. McCurdy
General Counsel and Corporate Secretary
Boston, Massachusetts
April 1, 2021

131 Clarendon Street
Boston, Massachusetts 02116
PROXY STATEMENT
2021 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Why am I receiving this Proxy Statement?

Notice of this Proxy Statement was first mailed to stockholders of record of Brookline Bancorp, Inc. on April 1, 2021 in connection with the solicitation of proxies by our Board of Directors for the 2021 Annual Meeting of Stockholders (the "Annual Meeting"). Commencing ten days after the mailing of the Notice of Internet Availability of Proxy Materials, a proxy card will be mailed to stockholders of record.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 12, 2021

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available on our website at www.brooklinebancorp.com. Printed copies of these documents may be obtained by contacting the Company’s transfer agent, Broadridge Corporate Issuer Solutions. Please have your proxy card available when you contact our Transfer Agent. Contact information for the Company’s Transfer Agent is as follows:

•Telephone: 1-800-579-1639
•Email: sendmaterial@proxyvote.com
•Online: www.proxyvote.com

We remain sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments have or imposed as a result of the COVID-19 pandemic. As such, we have made the decision to hold the Annual Meeting in a virtual only format at 11:00 a.m., Eastern Time, on May 12, 2021. The virtual location will be: www.virtualshareholdermeeting.com/BRKL2021. Reference in this Proxy Statement to attendance at the Annual Meeting shall refer to virtual attendance.

What items will be voted on at the Annual Meeting?

You are being asked to vote on the following items at the Annual Meeting:

	Proposal	Board Recommendation
1.	To elect the five nominees named in the Proxy Statement, each to serve for a three-year term and until their respective successors are duly elected and qualified;	For each nominee
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021;	For
3.	To hold a non-binding advisory vote on the compensation of our named executive officers ("say on pay");	For
4.	To approve the 2021 Brookline Bancorp, Inc. Stock Option and Incentive Plan; and	For
5.	To transact such further business as may properly come before the Annual Meeting, or any adjournment or postponement thereof. Please note that at this time we are not aware of any such business.

Who may vote at the Annual Meeting?

Each share of the Company’s common stock has one vote on each matter. As of March 19, 2021 (the “Record Date”), there were 78,642,570 shares of the Company’s common stock issued and outstanding. Only those stockholders of record as of the close of business on the Record Date are entitled to receive notice of and vote at the Annual Meeting.

What Constitutes a Quorum?

The presence, in person or by proxy, of holders of a majority of all of the shares of common stock entitled to vote at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting. Each share of common stock entitled to vote on the Record Date is entitled to one vote on each matter properly submitted at the Annual Meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on one or more but not all matters, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

What is the voting requirement to approve each proposal?

For Proposal 1, a nominee for director in an uncontested election must receive a majority of the votes cast as to such nominee in order to be elected as director. Any incumbent director who does not receive the required vote for reelection will promptly offer to resign from the Company's Board of Directors (the "Board of Directors" or the "Board"). Within 90 days after the date of certification of the election results, the Board of Directors will determine whether to accept or reject such director’s offer to resign.

Approval of Proposals 2, 3 and 4 require the affirmative vote of a majority of the votes cast at the Annual Meeting.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with Proposals 1, 2, 3, or 4. If you “abstain” from voting for Proposals 1, 2, 3, or 4, it will have the same effect as if your vote was not cast with respect to each such proposal, and this will have no effect on the outcome. A broker non-vote will have no effect on the outcome of Proposals 1, 2, 3, or 4.

How do I vote?

Voting at the Virtual Meeting. If you are a stockholder of record and attend the virtual Annual Meeting, you may vote at the virtual meeting at the designated time during the meeting. To attend the virtual Annual Meeting, you must be a stockholder on the Record Date. You may attend and vote your shares at the Annual Meeting by visiting www.virtualshareholdermeeting.com/BRKL2021 and entering the 16-digit control number on your proxy card.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of common stock in your own name as a holder of record with our transfer agent, Broadridge Corporate Issuer Solutions, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

•Vote by Internet. You may vote via the Internet by following the instructions on your proxy card. The website for Internet voting is printed on your proxy card. Please have your proxy card in hand. Internet voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 11, 2021. You will receive a series of instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.
•Vote by Telephone. You may vote by telephone by calling the toll-free number listed on your proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 11, 2021. When you call, please have your proxy card in hand. You will receive a series of voice instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.
•Vote by Mail. If you would like to vote by mail, upon receipt of the proxy card, please mark, sign and date your proxy card and return it promptly to our transfer agent, Broadridge Corporate Issuer Solutions, in the postage-paid envelope provided.
Voting by Proxy for Shares Registered in Street Name. If your shares of common stock are held by a broker, a bank, or other nominee in "street name", you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

How are proxies voted?

All valid proxies received prior to the Annual Meeting will be voted. Where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted by the proxyholders in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Will other matters be voted on at the Annual Meeting?

We are not currently aware of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters not described in the Proxy Statement are properly presented at the meeting, any proxies received by us will be voted in the discretion of the proxyholders.

May I revoke my proxy instructions?

You may revoke your proxy at any time before it has been exercised by:

•filing a written revocation with the Corporate Secretary of Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116;

•submitting a new proxy by telephone, or by the Internet, or by submitting a new proxy card after the time and date of the previously submitted proxy card; or

•appearing at the virtual meeting and voting by ballot at the Annual Meeting.

If you are a stockholder of record as of the Record Date attending the virtual Annual Meeting, you may vote in person whether or not a proxy has been previously given, but your presence (without further action) at the virtual Annual Meeting will not constitute revocation of a previously given proxy.

What is householding?

If you and other residents at your mailing address own shares of common stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Notice of Annual Meeting. This procedure, known as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of our Notice of Annual Meeting to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our Notice of Annual Meeting, you may be able to request householding by contacting your broker, bank or other nominee.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except as necessary to meet applicable legal requirements, to allow for the tabulations and certification of votes, and to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to management and the Board.

Where can I find voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by a representative from Broadridge Corporate Issuer Solutions, who will serve as inspector of election, and filed with the Securities and Exchange Commission (“SEC”) on a Form 8-K within four business days following the completion of the Annual Meeting.

How can I view the Company’s proxy materials for the Annual Meeting on the Internet?

The Company’s proxy materials are available on the Company’s website at www.brooklinebancorp.com. Additional information regarding the Company and its subsidiaries, Bank Rhode Island and Brookline Bank, can be found at the following websites: www.bankri.com and www.brooklinebank.com.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board currently consists of fourteen directors. All of the Company’s directors are independent under the current listing standards of the Nasdaq Stock Market LLC, except for Mr. Perrault, who currently serves as President and Chief Executive Officer of the Company. Five directors will be elected at the Annual Meeting to serve for a three-year term and until their respective successors have been duly elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in the proxy.

The Board has nominated John J. Doyle, Jr., Thomas J. Hollister, Charles H. Peck, Paul A. Perrault, and Joseph J. Slotnik for election as directors, each of whom has agreed to serve if so elected. Please refer to the sections entitled Nominees for Director and Stock Ownership of Directors and Management for additional information regarding the nominees.

The following includes a discussion of the business experience for the past five years for each of our nominees and continuing directors. The biographical description below for each nominee includes specific experience, qualifications, attributes and skills that led to the conclusion by the Company’s Nominating and Governance Committee and the Board of Directors that such person should serve as a director of the Company. The biographical description below for each director who is not standing for election includes the specific experience, qualifications, attributes and skills that the Company’s Nominating and Governance Committee and the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. The Company’s Nominating and Governance Committee and the Board of Directors did not currently evaluate whether these directors should serve as directors, as the terms for which they have been previously elected continue beyond the Annual Meeting.

In addition to the information presented below regarding each person’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to service to the Company and its stockholders.

Each of the Company’s directors currently serves as a director of Brookline Bank. Mr. Perrault also serves as a director of Bank Rhode Island.

Nominees for Director

John J. Doyle, Jr. Mr. Doyle served as President and Chief Executive Officer of Randolph Savings Bank, from 2009 until 2013. From 2007 to 2009, Mr. Doyle served as the President and Chief Executive Officer of Commonwealth Cooperative Bank. From 2002 to 2007, Mr. Doyle served as the President and Chief Executive Officer of North Abington Cooperative Bank. Earlier in his career, from 1969 until 1991, Mr. Doyle was a partner at KPMG LLP. As a member of the Board, Mr. Doyle serves on the Company’s Audit, Compensation, and Nominating and Governance Committees. Mr. Doyle’s experience as a partner at KPMG LLP, a long-time bank consultant, and as the chief executive officer of several banks provides him with a unique perspective on the Company’s challenges and opportunities.

Thomas J. Hollister. Mr. Hollister is the Chief Financial Officer and Vice President of Finance of Harvard University, a position he has held since May 2015. Mr. Hollister is the former Chairman of the Board of the Greater Boston Chamber of Commerce and serves as an ex-officio member of the Executive Committee. He previously served as board chair of Charter One Bank, Citizens Bank of Massachusetts, Citizens Capital Corporation, The Initiative for a New Economy, and Massachusetts Community Banking

PROPOSAL 1: ELECTION OF DIRECTORS

Council. From 2006 to 2013, Mr. Hollister served in various capacities at Global Partners LP, an energy midstream logistics and marketing company, from which he retired as Chief Operating Officer and Chief Financial Officer in 2013. Prior to joining Global Partners, Mr. Hollister was a Vice Chairman of Citizens Financial Group, the U.S. arm of the Royal Bank of Scotland, and prior to that he served as an Executive Vice President at Bank of Boston. In addition to his board chair roles, Mr. Hollister has served on other boards including Global Partners LP, Macomber Construction Company, the Massachusetts Bankers Association, Rhode Island Hospital Trust Company, The Massachusetts Housing Investment Corporation, and Savings Bank Life Insurance of Massachusetts. Mr. Hollister currently serves on the board of directors of: Harvard Management Company, Controlled Risk Insurance Company, Ltd., CRICO Insurance Company, and the Andover Companies. He is a Trustee Emeritus of Wheaton College and an Honorary Life Director of The Greater Boston Chamber of Commerce. Mr. Hollister serves as the Chair of the Company's Audit Committee and serves on the Company's Risk and Executive Committees. Mr. Hollister provides the Board with valuable perspective on the Company's activities as a result of his experience as the Chief Operating Officer and Chief Financial Officer of a Fortune 500 company, the former Vice Chair of a large financial institution, and his leadership roles on the boards of several other organizations.

Charles H. Peck. Mr. Peck served as the Senior Loan Officer of Brookline Bank from 1970 until April 2000, and as the President of Brookline Bank from April 2000 until his retirement in December 2010. Mr. Peck also provided consulting services to Brookline Bank from 2011 to 2016. Mr. Peck serves on the Company’s Credit and Executive Committees. As the former President and Senior Loan Officer of Brookline Bank for many years, Mr. Peck provides the Board with considerable knowledge about the Company’s activities and guidance with respect to the commercial markets in which the Company operates.

Paul A. Perrault. Mr. Perrault currently serves as President and Chief Executive Officer of the Company and Chairman of Brookline Bank. In 2009, Mr. Perrault was appointed as Chief Executive Officer of Brookline Bank. From 2011 through 2016, Mr. Perrault served as President and Chief Executive Officer of Brookline Bank. Mr. Perrault also serves as a member of the Board of Directors of Bank Rhode Island. During January 2009, Mr. Perrault was the Chief Executive Officer of Sovereign Bancorp, Inc. From 1990 through 2007, Mr. Perrault was President and Chief Executive Officer of Chittenden Corporation and, additionally, from 1998 through 2007, he served as Chairman of Chittenden Corporation. Mr. Perrault is a member of the Board of Trustees of Salve Regina University in Newport, Rhode Island. Mr. Perrault provides the Board with broad perspective on the Company’s strategies, challenges and opportunities as a result of his role as the President and Chief Executive Officer of the Company and his long-time successful experience as the chief executive officer of a larger commercial bank.

Joseph J. Slotnik. Mr. Slotnik served as the managing partner of the Boston office of L.F. Rothschild, later known as L.F. Rothschild, Unterberg, Towbin, a brokerage and investment firm, until his retirement in 1988. Mr. Slotnik previously served as the Company’s Lead Director and was appointed Chairman of the Board of Directors of the Company in April 2011. Mr. Slotnik serves as Chair of the Executive Committee and as a member of the Risk, Compensation, and Nominating and Governance Committees. Mr. Slotnik provides valuable insight concerning the Company’s activities based on his long-time service as an independent director of the Company and his prior experience as the managing partner of a brokerage and investment firm.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES
TO THE BOARD OF DIRECTORS LISTED ABOVE

PROPOSAL 1: ELECTION OF DIRECTORS

Terms to Expire in 2022

Joanne B. Chang. Ms. Chang is the chef, co-owner, and founder of Flour, a bakery and café with several locations throughout Boston, Massachusetts, as well as Myers + Chang, an Asian fusion restaurant that she co-owns with her husband, also located in Boston. Ms. Chang is an author, television personality, and philanthropist. Before becoming a chef, Ms. Chang served as a management consultant at the Monitor Group. Ms. Chang is an avid athlete, having run the Boston Marathon 15 years in a row. She is also an active member of Boston’s volunteer community. Ms. Chang graduated from Harvard College with a degree in Applied Mathematics and Economics. Ms. Chang serves on the Company's Audit, Compensation, and Nominating and Governance Committees. We believe that Ms. Chang’s experience as an entrepreneur, her business acumen running several small businesses and her extensive knowledge of the greater Boston market provides a unique perspective to the opportunities and challenges the Company encounters.

David C. Chapin. Mr. Chapin is a Principal of Chapin Properties Team Ltd., a real estate investment, appraisal and property management company. The Company was founded in 2004 and Mr. Chapin has served as Principal since its inception. From 1998 to August 2004, Mr. Chapin was a Principal of T. H. Niles Real Estate Group, Inc., a property management, real estate appraisal and brokerage company. Mr. Chapin is an active member of the community and is an elected member of the Wellesley Board of Assessors, a director of Wellesley Senior Living, Inc. (a non-profit real estate owner), and a director of the Advisory Board of Dartmouth Hockey. Mr. Chapin serves as Chairman of the Company’s Credit Committee and serves on the Executive Committee. Mr. Chapin is a valuable resource in evaluating and monitoring the risks associated with real estate lending, the Company’s most significant area of activity, due to his extensive knowledge of and experience in the real estate market in which the Company originates commercial and residential mortgage loans.

John A. Hackett. Mr. Hackett currently serves as the Controller of J.J. Ruddy Insurance Agency, Inc., a position that he has held since 2005. Previously, Mr. Hackett served as the President of J. J. Ruddy Insurance Agency, Inc. for over 40 years, and retired as the President in 2005. Mr. Hackett served as a director of Mystic Financial, Inc. and its subsidiary bank, Medford Co-operative Bank, for 23 years before it was acquired by the Company in 2005. As a director of Medford Co-operative Bank, Mr. Hackett served as the chair of the Loan, Investment, Compensation, and Nominating Committees. As a member of the Board of Directors, Mr. Hackett serves on the Company’s Audit, Compensation, and Nominating and Governance Committees. Mr. Hackett’s long-time service as a member of the Board of Directors of another financial institution provides him with unique and valuable insight as it relates to the oversight of the Company’s activities.

John L. Hall II. Mr. Hall is President of Hall Properties, Inc., a real estate investment, management and development company, and has served in that capacity since 1989. Additionally, Mr. Hall is an owner and director of HallKeen Management, a real estate management and investment company located in Massachusetts. Mr. Hall serves on the Company’s Executive and Credit Committees. Mr. Hall’s extensive experience in the commercial real estate market industry provides him with the skills and knowledge that are valuable to the Board’s management of the Company’s lending and business activities.

PROPOSAL 1: ELECTION OF DIRECTORS

John M. Pereira. Mr. Pereira is the owner of Combined Properties, Inc. where he also serves as President. Mr. Pereira acquired the firm in 1996 and prior to that held multiple positions with the firm since 1987. Prior to joining Combined Properties, Mr. Pereira was a partner at the law firm of Sherin and Lodgen in Boston. Mr. Pereira is an active member of the community who serves as a member of the Mystic Valley Elder Services development committee. Mr. Pereira is a registered real estate broker and is a member of the Greater Boston Real Estate Board, Massachusetts Bar Association, National Association of Office and Industrial Properties, Real Estate Finance Association, Chelsea Boys and Girls Club Breakfast Club, and the Chelsea, Malden, Medford, and North Shore Chambers of Commerce. Mr. Pereira earned his Juris Doctorate degree from Boston College Law School and his Bachelor of Science degree from the University of Massachusetts, Dartmouth. Mr. Pereira is admitted to the United States Supreme Court, Massachusetts Supreme Judicial Court, United States Federal District Court, and United States Federal Court of Appeals. Mr. Pereira serves on the Company’s Credit and Risk Committees. We believe Mr. Pereira’s extensive experience as business owner, member of the commercial real estate community, and partner in a law firm provide him with valuable skills and experience to share with the Board in its management of the Company’s business.

Terms to Expire in 2023

Margaret Boles Fitzgerald.  Ms. Boles Fitzgerald chairs the Board of The Henry Luce Foundation, a position she has held since 2002.  From 2010 to 2014, Ms. Boles Fitzgerald served as the Director of Corporate and Foundation Relations at Boston Health Care for the Homeless Program (“BHCHP”) and from 2009 through 2010 she served as Director of Alumni Communications and Stewardship at Emmanuel College.  From 1995 until 2009, Ms. Boles Fitzgerald served as Executive Vice President and Director of Community Relations at Hill Holliday Advertising in Boston. From 1978 until 1995, she worked in various capacities at Hill Holliday including senior positions in media, public relations, non-profit account management, and community relations.  Ms. Boles Fitzgerald was on the Board of Directors of Associated Grant Makers from 1993 to 1999 and served as Chair from 1995 to 1999.  Ms. Boles Fitzgerald continues to work in consulting and volunteer roles with local non-profit organizations including the Museum of Fine Arts, The Salvation Army of Massachusetts Bay (State Advisory Board), Harvard Art Museums (American Art Advisory Committee), The Latham Centers, Cape Cod (advisor to Capital Campaign), the Roy T. Morgan Foundation (Trustee), and she serves on the Board of Overseers of Boston’s NPR station, WBUR, as well as the Philanthropic Advisory Council of BHCHP.  Additionally, she is engaged as a communications consultant and a freelance writer and editor for a number of nonprofits and corporations, including Boston Healthcare for the Homeless Program and the Liberty Mutual Insurance Company Foundation. Ms. Boles Fitzgerald is a graduate of Bucknell University. Ms. Boles Fitzgerald serves on the Company’s Audit and Risk Committees.  Ms. Boles Fitzgerald’s extensive work with community service agencies, her leadership roles in non-profit management (governance, program, administration, and financial), and executive experience in private foundations (local and national) provide her with valuable skills to share with the Board in its management of the Company’s business.

Bogdan Nowak. Mr. Nowak joined the Board in January 2012 following the Company’s acquisition of Bancorp Rhode Island, Inc. and Bank Rhode Island, where he had served as a director since 2002. Mr. Nowak is the founder and President of Rhode Island Novelty, Inc., established in 1986. Headquartered in Fall River, Massachusetts, Rhode Island Novelty, Inc. is the nation’s leading importer and wholesale distributor of novelty toys. Mr. Nowak serves on the Company’s Audit Committee and as Chair of the Compensation, and Nominating and Governance Committees. Mr. Nowak’s experience as a successful entrepreneur, his understanding of business operations and finances, and knowledge of corporate governance matters qualify him to serve on the Board of Directors.

PROPOSAL 1: ELECTION OF DIRECTORS

Merrill W. Sherman. Ms. Sherman joined the Board in January 2012 following the Company’s acquisition of Bancorp Rhode Island, Inc. and Bank Rhode Island. Ms. Sherman served as President and Chief Executive Officer of Bancorp Rhode Island, Inc. and Bank Rhode Island from 1996 until 2012. Previously, Ms. Sherman served as President and Chief Executive Officer of two other New England community banks. Ms. Sherman is active in the Rhode Island community; she serves as a director of Blue Cross/Blue Shield of Rhode Island, the Rhode Island Public Television Foundation, and as a trustee of Johnson and Wales University. From 2015 until 2021 she served as Chair of the Board of Directors of the Rhode Island Infrastructure Bank (a quasi-public agency that is the State’s “green bank” and water finance agency). Ms. Sherman serves on the Company’s Executive and Risk Committees. Ms. Sherman’s years of service as the chief executive officer of several banks provide her with experience in banking and operations matters which, combined with her leadership in the Rhode Island community, provides value to the Board in its management of the Company’s business.

Peter O. Wilde. Mr. Wilde was President of Tuftane Extrusion Technologies, Inc., a manufacturing company, from 1998 until his retirement in 2009. In 1997, Mr. Wilde was a Managing Director of Beckwith Bemis Incorporated, a coatings and finishing company. From 1991 to 1997, Mr. Wilde served as Vice President of Finance and Administration at Ran Demo, Inc., a materials technology company. Mr. Wilde serves as Chairman of the Company’s Risk Committee and serves on the Company’s Credit and Executive Committees. Mr. Wilde’s experience as a manager and owner of several businesses provides the Board of Directors with considerable knowledge concerning the risks associated with lending to commercial companies and small businesses.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS
A critical function of the Board is to oversee the Company’s executive management in the competent and ethical operation of the Company on a day-to-day basis, and to assure that the long-term interests of the stockholders are being served. To satisfy this duty, the Board proactively establishes appropriate policies to ensure that the Company is committed to success through the maintenance of the highest standards of responsibility and ethics.

Members of the Board bring to the Company a wide range of experience and knowledge. These varied skills provide for strong leadership and effective corporate governance. The Board works closely with senior management to ensure effective decision-making, compliance with Company policy and regulations, and strong leadership.

Board Leadership Structure

Mr. Slotnik serves as the Company’s Chairman of the Board of Directors and Mr. Perrault serves as the Company’s President and Chief Executive Officer. The Chairman and the President and Chief Executive Officer work closely to ensure that the strategic goals of the Company’s executive management team are in line with the risk and governance oversight objectives of the Board of Directors.

The Board of Directors encourages strong communication among all of its independent directors and the Chairman of the Board. The Board of Directors also believes that it is able to effectively provide independent oversight of the Company’s business and affairs, including risks facing the Company, through the composition of its Board of Directors, the role of the independent Chairman, the strong leadership of the independent directors and the independent committees of the Board of Directors, and the other corporate governance structures and processes already in place. Thirteen of the fourteen members of the Board of Directors are non-management directors, and all of these thirteen are independent under the rules of The Nasdaq Stock Market LLC, which we refer to as the “Nasdaq rules.” All of the directors are free to suggest the inclusion of items on the agenda for meetings of the Board of Directors or raise subjects that are not on the agenda for that meeting. In addition, the Board of Directors and each committee has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. The Board of Directors also holds regularly scheduled executive sessions of non-management directors in order to promote discussion among the non-management directors and assure independent oversight of management. Moreover, the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, each of which are comprised entirely of independent directors, also perform oversight functions independent of management.

Risk Oversight

The Board of Directors plays an important role in the risk oversight of the Company. Although the Board recognizes that it is not possible to identify all risks that may affect the Company and its subsidiaries or to develop processes and controls to completely eliminate or mitigate their occurrence or effects, the Board is involved in risk oversight through its direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees.

In particular, the Board of Directors administers its risk oversight function through (i) the review and discussion of regular periodic reports to the Board of Directors and its committees on topics relating to risks that the Company faces, including, among others, compliance risk, market risk, credit risk, regulatory risk, operations risk, and various other matters relating to the Company’s business, (ii) the

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS
required approval by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, significant new hires and promotions to the Company’s executive management positions, (iii) oversight of the Company’s enterprise risk management function by the Risk Committee, and (iv) the direct oversight of specific areas of the Company’s business by the Audit Committee, including the receipt of regular periodic reports from the Company’s internal and external auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to the Company’s internal control over financial reporting. The Board of Directors also relies on management to bring significant matters impacting the Company and its subsidiaries to the Board’s attention.

The Audit Committee is specifically responsible for reviewing and discussing with management and the Company’s external and internal auditor matters and activities relating to financial reporting and the related internal controls of the Company, and the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by senior management.

The Credit Committee is specifically responsible for the review and approval of loan transactions of a certain value, the oversight of the Company’s credit risk, and the governance of the Company’s credit risk management.

The Risk Committee is specifically responsible for monitoring and reviewing the Company’s enterprise risk management framework and processes, emerging risks, and the adequacy of risk management functions within the Company.

Board Committees

During 2020, the Board met twelve times. Each director attended at least 75% of the combined total number of meetings of the Board and board committees of which he or she was a member, and the independent directors meet at least once during the year in executive session. In addition, the Company strongly encourages all directors and nominees to attend the Annual Meeting of Stockholders. All of the directors attended the 2020 Annual Meeting of Stockholders, and the Company anticipates that all of the directors will attend the 2021 Annual Meeting of Stockholders.

The Board has six standing committees: Executive Committee, Audit Committee, Compensation Committee, Nominating and Governance Committee, Credit Committee, and Risk Committee. Written charters for the standing committees are available on the Company’s website at www.brooklinebancorp.com.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS

Director	Executive Committee	Audit Committee	Compensation Committee	Credit Committee	Nominating and Governance Committee	Risk Committee
Joanne B. Chang		✓	✓		✓
David C. Chapin	✓			Chair
John J. Doyle, Jr.		✓	✓		✓
Margaret Boles Fitzgerald		✓				✓
John A. Hackett		✓	✓		✓
John L. Hall II	✓			✓
Thomas J. Hollister	✓	Chair				✓
Bogdan Nowak		✓	Chair		Chair
Charles H. Peck	✓			✓
John M. Pereira				✓		✓
Merrill W. Sherman	✓					✓
Joseph J. Slotnik	Chair		✓		✓	✓
Peter O. Wilde	✓			✓		Chair

Executive Committee. The Executive Committee is responsible for transacting any business of the Company which properly might come before the Board of Directors, except such business that by law only the full Board is authorized to perform. The Executive Committee documents its proceedings and reports on any actions taken at the next meeting of the Board of Directors. The Executive Committee met one time during 2020.

Audit Committee. The Audit Committee is responsible for duties including the following: (i) reviewing the scope of the proposed audit, including the adequacy of staffing; (ii) discussing the contents of our audited financial statements with management and the independent auditor; (iii) appointing, compensating, evaluating, overseeing and/or replacing the independent registered public accounting firm; (iv) pre-approving the scope of services provided by and fees paid to the independent registered public accounting firm for audit, audit-related and permitted non-audit-related services; (v) overseeing the internal and external audit function; and (vi) reviewing with management and the Company’s General Counsel the nature and status of significant legal matters. The Board has determined that each of Messrs. Hollister and Doyle qualify as an “audit committee financial expert,” as defined by the SEC, and that all members of the Audit Committee are independent and financially literate in accordance with the NASDAQ rules. The report of the Audit Committee is included in this Proxy Statement. The Audit Committee met a total of six times during 2020.

Compensation Committee. The Compensation Committee is responsible for recommending and overseeing the establishment of compensation levels for executive officers of the Company and the Company's subsidiaries and reviewing compensation and related matters. Each member of the Compensation Committee is independent under the NASDAQ rules. The report of the Compensation Committee is included in this Proxy Statement. The Compensation Committee met a total of seven times in 2020.

Credit Committee. The Credit Committee is responsible for the approval of certain loan transactions at the Company’s subsidiary banks, and the oversight of the Company’s credit risk policies and the credit risk management process. The Credit Committee met a total of 28 times in 2020.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS
Nominating and Governance Committee. The Nominating and Governance Committee is responsible for the annual selection of the candidates to be presented for election as directors, including nomination of sitting directors for re-election, reviewing and monitoring the Board’s adherence to the NASDAQ rules with respect to independence, and reviewing the Company’s committee structure and making any necessary recommendations to the Board of Directors regarding committee appointments. Each member of the Nominating and Governance Committee is independent under the NASDAQ rules. The Nominating and Governance Committee met a total of two times in 2020.

Risk Committee. The Risk Committee is responsible for monitoring and reviewing, in conjunction with the other Board committees, or the Board, the enterprise risk management framework and processes for the Company, emerging risks, and the adequacy of risk assessment and management functions. The Risk Committee provides regular reports to the Board of Directors regarding the Company’s risk management framework. The Risk Committee met a total of four times in 2020.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that sets forth standards of ethical business conduct for all directors, officers, and employees of the Company and its subsidiaries. The purpose of the Code of Business Conduct and Ethics is to provide directors, officers, and employees with a framework to make honest, ethical, and legal decisions, ensure full, fair, accurate, timely, and understandable public disclosures in periodic reports required to be filed by the Company, require compliance with applicable laws, rules and regulations, and encourage prompt internal reporting of violations of the Code of Business Conduct and Ethics. All directors, officers, and employees are required to annually certify that they have read and agree to abide by the terms of the Code of Business Conduct and Ethics. Additionally, the Code of Business Conduct and Ethics is in conformity with the requirements of the Sarbanes-Oxley Act of 2002 and the NASDAQ rules. A copy of the Code of Business Conduct and Ethics and any amendments to or waivers of the requirements therein are available on the Company’s website at www.brooklinebancorp.com.

The Company is required by the Sarbanes-Oxley Act of 2002 and the SEC’s related rules to disclose whether it has adopted a Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or individuals performing similar functions. The Company has adopted a Code of Ethics for Chief Executive Officer and Senior Financial Officers, which is available on the Company’s website at www.brooklinebancorp.com.

The Board has established a means for employees, customers, stockholders, and other interested parties to submit confidential and anonymous reports of suspected or actual violations of our Code of Business Conduct and Ethics relating to, among other things:

•Accounting practices, internal accounting controls or auditing matters and procedures;
•Theft or fraud of any amount;
•Insider trading;
•Performance and execution of contracts;
•Conflicts of interest; and
•Violations of securities laws.

Any employee, stockholder or other interested party may submit a report to the Audit Committee in writing to: Brookline Bancorp, Inc., Audit Committee, P.O. Box 6024, Providence, Rhode Island 02940.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS
Reports may also be made by telephone or online via the Company’s Ethics Reporting Hotline, which is administered by NAVEX Global, an independent, third-party monitoring service. The Ethics Reporting Hotline is available seven days per week, twenty-four hours per day. Calls or web reports to the Ethics Reporting Hotline may be anonymous if requested. The Ethics Reporting Hotline can be reached at: (877) 516-3399 or https://www.reportlineweb.com/brkl.

Board Nominations

The Nominating and Governance Committee identifies nominees by evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for renomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Nominating and Governance Committee or the Board decides not to renominate a member for reelection, or if the size of the Board is increased, the Nominating and Governance Committee would seek to identify appropriate director candidates. In addition, the Nominating and Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.

The Nominating and Governance Committee considers whether a nominee, if elected, would have the necessary qualifications, professional background, and core competencies to discharge his or her duties as well as the ability to add something unique and valuable the Board of Directors as a whole. The Nominating and Governance Committee would seek to identify a candidate who at a minimum has high personal and professional integrity, who shall have demonstrated ability and judgment, and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.

The Nominating and Governance Committee will also take into account whether a candidate satisfies the criteria for being an independent director under the NASDAQ rules, and if a candidate with financial and accounting experience is sought for service on the Audit Committee, whether the individual is financially literate and qualifies as an audit committee financial expert.

Stockholder Nominations

Any stockholder of the Company entitled to vote for the election of directors at the Annual Meeting of Stockholders can submit the names of candidates for director by writing to the Nominating and Governance Committee, care of the Corporate Secretary, Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116. To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s Annual Meeting of Stockholders; provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Corporate Secretary of the Company not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting of Stockholders or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS
The submission shall include the following information set forth below:

•As to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
•The name and address of the stockholder giving the notice, as they appear on the Company’s books, and the names and addresses of the other Proposing Persons (if any); as to each Proposing Person, any Material Ownership Interests;
•A description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company;
•(A) A description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (B) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nomination(s), and to the extent known the class and number of all shares of the Company’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and
•A statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Company reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (such statement, the “Nomination Solicitation Statement”).
A nomination for Board candidates submitted by a stockholder for presentation at an Annual Meeting must comply with the procedural and informational requirements as outlined in the By-laws of the Company.

There were no qualified submissions by stockholders of Board nominees for our 2021 Annual Meeting.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS
Communications with the Board

Stockholders who wish to communicate with the Board or with any director can write to the Nominating and Governance Committee, care of the Corporate Secretary, Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116. This letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will forward the communication to the director(s) to whom it is addressed, or, if the inquiry is a request for information about the Company or a stock-related matter for example, the Corporate Secretary will respond directly. The Corporate Secretary will not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, the Corporate Secretary shall present a summary of all communications received, if any, since the last meeting and make those communications available to the directors upon request.

Transactions with Related Parties

Pursuant to various regulatory requirements and other applicable law, the boards of the Company and its subsidiaries, Bank Rhode Island and Brookline Bank, must approve certain extensions of credit, contracts and other transactions between the Company’s subsidiaries and any director or executive officer. The Company has adopted written policies and procedures to implement these requirements which state, in essence, that any transaction between the Company, its subsidiaries and any director or executive officer, or any of their affiliates or immediate family members, may be made on terms comparable to those which the Company would reach with an unrelated, similarly-situated third-party and must be approved in advance by a vote of the Board. The office of the Company’s General Counsel is responsible for the oversight of the Company’s policy regarding related party transactions, which is typically applied to extensions of credit and any other financial transactions of a material nature between the Company, its subsidiaries, and any director or executive officer. Any director or executive officer involved in such a transaction leaves the meetings while the Board considers and votes upon the transaction.

Since January 1, 2020, neither the Company nor its present or former subsidiaries has been a party to any transaction or series of transactions in which the amount involved exceeded $120,000 and which any director, executive officer, or holder of more than 5% of the Company’s stock, or any members of the immediate family of any such person, had or will have a direct or indirect material interest.

Some of the directors and executive officers of the Company, as well as members of their immediate families and the companies, organizations, trusts, and other entities with which they are associated are, or during 2020 were, also customers of Bank Rhode Island and Brookline Bank in the ordinary course of business, or had loans outstanding during 2020. It is anticipated that such persons and their associates will continue to be customers of and indebted to Bank Rhode Island and Brookline Bank in the future. All such loans were made in the ordinary course of business, did not involve more than normal risk of collectability or present other unfavorable features, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unaffiliated persons and, where required by law, were approved by the applicable Bank’s Board of Directors. None of these loans to directors, executive officers or their associates is nonperforming.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2020, the members of the Compensation Committee were Messrs. Slotnik, Doyle, Hackett, and Nowak and Ms. Chang. None of these persons has served as an officer or employee of the Company. None of these persons had any relationships with the Company requiring disclosure under applicable rules and regulations of the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

Persons and groups who beneficially own in excess of five percent of the Company's common stock are required to file certain reports with the SEC regarding ownership. The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by each person who was the beneficial owner of more than five percent of the Company’s common stock, including shares owned by its directors.

Name and Address of Owner	Shares of Common Stock	Percent of Class of Ownership
BlackRock, Inc.(1)	11,667,496	14.80%
55 East 52nd Street
New York, NY 10055

The Vanguard Group, Inc. (2)	8,301,322	10.5%
100 Vanguard Blvd.
Malvern, PA 19355

Dimensional Fund Advisors LP (3)	5,391,205	6.80%
Building One
6300 Bee Cave Road
Austin, TX 78746

1	Based exclusively on a Schedule 13G/A filed by BlackRock, Inc. on February 4, 2021. The filer claimed sole power to vote or to direct the vote of 11,551,027 shares and the sole power to dispose or to direct the disposition of 11,667,496 shares.
2	Based exclusively on a Schedule 13G/A filed by The Vanguard Group, Inc. on February 8, 2021. The filer claimed the sole power to dispose or to direct the disposition of 8,144,811 shares.
3	Based exclusively on a Schedule 13G filed by Dimensional Fund Advisors LP on February 16, 2021. The filer claims sole power to vote or direct the vote of 5,161,510 shares and the sole power to dispose or direct the disposition of 5,391,205 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table details, as of the Record Date, information concerning the beneficial ownership of our common stock by:

•Each director;
•Each of our named executive officers; and
•All directors and named executive officers as a group.

Name and Address of Beneficial Owner*	Age	Position	Director Since (1)	Term Expires	Number of Shares Beneficially Owned (2)	Percent of Class (3)
Carl M. Carlson	57	Chief Financial Officer	N/A	N/A	96,309 (4)	**
Joanne B. Chang	51	Director	2018	2022	6, 100 (5)	**
David C. Chapin	84	Director	1989	2022	115,056 (6)	**
John J. Doyle, Jr.	87	Director	2006	2021	40,000 (7)	**
Darryl J. Fess	59	President and Chief Executive Officer, Brookline Bank	N/A	N/A	42,593 (8)	**
Margaret Boles Fitzgerald	65	Director	2013	2023	28,000 (9)	**
John A. Hackett	80	Director	2007	2022	42,930 (10)	**
John L. Hall II	81	Director	1983	2022	210,917 (11)	**
Thomas J. Hollister	66	Director	2009	2021	41,200 (12)	**
Mark J. Meiklejohn	57	President and Chief Executive Officer, Bank Rhode Island	N/A	N/A	63,631 (13)	**
Bogdan Nowak	57	Director	2012	2023	132,580 (14)	**
Charles H. Peck	80	Director	1995	2021	141,897 (15)	**
John M. Pereira	64	Director	2015	2022	27,500 (16)	**
Paul A. Perrault	69	President and Chief Executive Officer	2009	2021	474,609 (17)	**
M. Robert Rose	69	Chief Credit Officer	N/A	N/A	79,190 (18)	**
Merrill W. Sherman	72	Director	2012	2023	37,000 (19)	**
Joseph J. Slotnik	84	Chairman	1970	2021	188,275 (20)	**
Peter O. Wilde	81	Director	1993	2023	179,436 (21)	**
Directors and Officers as a
Group (18 persons)					2,115,649	2.69%

*	Unless otherwise indicated, the address is c/o Brookline Bancorp, Inc., 131 Clarendon Street, Boston, MA 02116.
**	Less than 1%.
1	The dates for Mr. Peck, Mr. Slotnik, Mr. Chapin, Mr. Hall, and Mr. Wilde reflect their initial appointment to the Board of Trustees of Brookline Bank.
2	The number of shares of common stock “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. “Number of Shares Beneficially Owned” includes shares of common stock that may be acquired upon the exercise of options to acquire shares of common stock that are exercisable on or within 60 days after March 19, 2021. Except as otherwise noted, each beneficial owner has sole voting and investment power over the shares and units.
3	The total number of shares outstanding used in calculating this percentage assumes the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after March 19, 2021 held by the beneficial owner and that no options held by other beneficial owners are exercised.
4	Includes 32,897 shares of unvested restricted stock as to which he has sole voting and investment power; 62,478 shares as to which he has sole voting and investment power; and 934 shares held by the Employee Stock Ownership Plan ("ESOP") for his account as to which he has shared voting power.
5	Includes 3,000 shares of unvested restricted stock as to which she has sole voting and investment power and 3,100 shares as to which she has the sole voting and investment power.
6	Includes 112,056 shares as to which he has shared voting and investment power with his spouse and 3,000 shares of unvested restricted stock as to which he has sole voting power.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

7	Includes 3,000 shares of unvested restricted stock as to which he has sole voting and investment power; 2,400 shares held by the Kathryn W. Doyle Trust, of which Mr. Doyle is a beneficiary; and 34,600 shares held by the Doyle Family Trust, of which Mr. Doyle is trustee.
8	Includes 25,277 shares of unvested restricted stock as to which he has sole voting and investment power; 14,973 shares as to which he has shared voting and investment power with his spouse; and 2,449 shares held by the ESOP for his account as to which he has shared voting power.
9	Includes 24,000 shares as to which she has sole voting and investment power; 3,000 shares of unvested restricted stock as to which she has sole voting and investment power; and 1,000 shares held by the IRA account of her spouse.
10	Includes 27,830 shares as to which he has shared voting and investment powers with his spouse; 3,000 shares of unvested restricted stock as to which he has sole voting power; 6,100 shares held in an IRA account as to which he has sole voting and investment power; and 6,000 shares held in an IRA for his spouse, as to which he has no voting or investment power.
11	Includes 207,917 shares as to which he has sole voting and investment power; and 3,000 shares of unvested restricted stock as to which he has sole voting power.
12	Includes 30,500 shares as to which he has sole voting and investment power; 5,400 shares held in an IRA account as to which he has sole voting and investment power; 2,300 shares held by The Thomas J. Hollister Trust, of which Mr. Hollister is a beneficiary; and 3,000 shares of unvested restricted stock as to which he has sole voting power.
13	Includes 37,987 shares as to which he has sole voting and investment power; 24,188 shares of unvested restricted stock as to which he has sole voting power and 1,456 shares held by the ESOP for his account as to which he has shared voting power.
14	Includes 129,580.211 shares as to which he has sole voting and investment power, and 3,000 shares of unvested restricted stock as to which he has sole voting power. Mr. Nowak participates in the Company's Dividend Reinvestment Program which results in the allocation of partial shares. Shares of ownership are rounded for inclusion in the above table.
15	Includes 93,723 shares as to which he has sole voting and investment power; 3,000 shares of unvested restricted stock as to which he has sole voting power; 17,837.5043 shares held by the ESOP for his account as to which he has shared voting power; and 27,337 shares held by his IRA as to which he has sole voting and investment power. Mr. Peck's ESOP account contains partial shares due to the nature of ESOP administration. These totals are rounded for inclusion in the above table.
16	Includes 24,500 shares as to which he has sole voting and investment power and 3,000 shares of unvested restricted stock as to which he has sole voting and investment power.
17	Includes 269,872 shares as to which he has sole voting and investment power; 125,743 shares of unvested restricted stock as to which he has sole voting power; 75,000 shares held by the Paul A. Perrault GRAT #3 as to which he has sole voting and investment power; and 3,394 held by the ESOP for his account as to which he has shared voting power.
18	Includes 28,153 shares of unvested restricted stock as to which he has sole voting power; 2,932 shares held by the ESOP for his account as to which he has shared voting power; 39,979.838 shares held by the M. Robert Rose Trust of which he has sole voting power; and 8,125 shares held by his IRA.
19	Includes 34,000 shares as to which she has sole voting and investment power and 3,000 shares of unvested restricted stock as to which she has sole voting power.
20	Includes 158,406 shares as to which he has sole voting and investment power; 3,000 of unvested restricted stock as to which he has sole voting power; 26,869 shares owned by his spouse, as to which he has no voting and investment power.
21	Includes 166,065 shares as to which he has sole voting and investment power; 3,000 shares of unvested restricted stock as to which he has sole voting power; 10,371 shares held by his IRA.
N/A	Not Applicable

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

Delinquent Section 16(a) Reports

Pursuant to federal securities laws, our directors, certain executive officers, and beneficial owners of more than 10% of the Company's stock are required to report their beneficial ownership, and any changes in that beneficial ownership, to the SEC in accordance with reporting requirements set forth by the SEC. We are required to report in this Proxy Statement any late filings made by our directors or executive officers in 2020. Based on the Company's review of the filings, the Company believes its directors and executive officers timely complied with the reporting requirements of Section 16 of the Exchange Act for the period ended December 31, 2020 with the exception of a late filing for one transaction following the departure of James McCarthy and one late filing of a transaction for our Director, Charles H. Peck.

DIRECTOR COMPENSATION

The Company’s primary goal relative to director compensation is to provide competitive and reasonable compensation to non-officer directors to attract and retain qualified candidates to serve on the Company’s Board. Directors who are also officers of the Company are not eligible to receive board fees. All fees earned are paid in cash and are eligible for deferral under the Non-Qualified Deferred Compensation Plan, as defined below. Directors may be reimbursed for reasonable and necessary expenses incurred in connection with their service.

The following table sets forth certain information as to the total remuneration paid to our directors other than Mr. Perrault for the year ended December 31, 2020. No compensation was paid to Mr. Perrault for his services as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	Total ($)
Joanne B. Chang	55,000	28,680	-	83,680
David C. Chapin	67,500	28,680	-	96,180
John J. Doyle, Jr.	55,000	28,680	-	83,680
Margaret Boles Fitzgerald	55,000	28,680	-	83,680
John A. Hackett	55,000	28,680	6,439	90,119
John L. Hall II	55,000	28,680	-	83,680
Thomas J. Hollister	67,500	28,680	-	96,180
Bogdan Nowak	67,500	28,680	-	96,180
Charles H. Peck	55,000	28,680	-	83,680
John M. Pereira	55,000	28,680	-	83,680
Merrill W. Sherman	55,000	28,680	-	83,680
Joseph J. Slotnik	95,000	28,680	-	123,680
Peter O. Wilde	67,500	28,680	-	96,180

1	Reflects all fees earned or paid for services as a director of Brookline Bancorp, Inc. and Brookline Bank. Also includes amounts which have been deferred at the election of the non-employee directors and compensation for serving on the committees of the Board of Directors. Mr. Slotnik received $40,000 for services as Chairman of the Board, Mr. Hollister received $12,500 for services as Chairman of the Audit Committee, Mr. Chapin received $12,500 for services as Chairman of the Credit Committee, Mr. Wilde received $12,500 for services as Chairman of the Risk Committee, and Mr. Nowak received $12,500 for services as Chairman of the Compensation and Nominating and Governance Committees.
2	Each non-employee director in office on August 3, 2020 received a discretionary restricted stock award of 3,000 shares which vests one year from the grant date. The dollar value is the grant date fair value of the awards, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). The grant date fair value is calculated by multiplying the grant amount by the closing price of the Company's common stock on the date of grant. The August 3, 2020 awards represent the only unvested restricted stock awards held by the directors as of December 31, 2020.
3	Reflects interest earned on amounts deferred pursuant to the Company's Nonqualified Deferred Compensation Plan.

DIRECTOR COMPENSATION

Cash Retainer for Non-Employee Directors

The following table sets forth the applicable retainers paid to our non-employee directors for their services on the Board of Directors of Brookline Bancorp, Inc. and Brookline Bank during 2020:

Annual Retainer	$55,000	(1)
Chairman of the Board	$40,000
Chairman of the Audit Committee	$12,500
Chairman of the Compensation Committee	$12,500
Chairman of the Credit Committee	$12,500
Chairman of the Nominating and Governance Committee	$12,500
Chairman of the Risk Committee	$12,500

1	Employee directors do not receive an annual retainer.

EXECUTIVE OFFICERS
The following sets forth certain information regarding executive officers of the Company. Information pertaining to Mr. Perrault, who is both a director and an executive officer of the Company, may be found in the section entitled “Proposal 1: Election of Directors.”

Name	Position with Company	Age
Janytra M. Brooks	Chief Human Resources Officer	38
Carl M. Carlson	Chief Financial Officer	57
James M. Cosman	Chief Operations Officer	70
Darryl J. Fess	President and Chief Executive Officer, Brookline Bank	59
Michael W. McCurdy	Chief Risk Officer, General Counsel, and Corporate Secretary	52
Mark J. Meiklejohn	President and Chief Executive Officer, Bank Rhode Island	57
M. Robert Rose	Chief Credit Officer	69

Janytra M. Brooks, Chief Human Resources Officer. Ms. Brooks joined the Company as its Vice President, Human Resources Manager in 2018 and became the Company Chief Human Resources Officer on October 1, 2020. From 2016 to 2018 Ms. Brooks served as Human Resources Manager for Global Capacity, a connectivity as a service company based in Waltham, Massachusetts. Prior to that, from 2013 to 2016, Ms. Brooks served as Director, Human Resources for Goji, an online car insurance purchasing platform. Prior to her time at Goji, Ms. Brooks served in various Human Resources roles in the technology and health care industries. Ms. Brooks received her Bachelor of Arts in Psychology from the University of Hartford, a certificate in Diversity, Equity and Inclusion from Cornell University, and is certified by the Society for Human Resource Management. Ms. Brooks is a member of the Society for Human Resources Management and Northeast Human Resources Association.

Carl M. Carlson, Chief Financial Officer. Mr. Carlson serves as the Company’s Chief Financial Officer, a position he has held since April 1, 2014. From 2011 until 2014, Mr. Carlson served as a Senior Vice President and Deputy Chief Financial Officer for Webster Financial Corporation and as Senior Vice President and Director of Finance from 2007 to 2011. From 1986 until 2007, Mr. Carlson was employed by North Fork Bancorporation in a series of positions, including Senior Vice President, Strategic Planning and Corporate Development. Mr. Carlson earned a Master’s in Business Administration from Dowling College and a Bachelor’s Degree in Finance from Clarkson University.
James M. Cosman, Chief Operations Officer. Mr. Cosman joined the Company in 2009 and is responsible for the Company’s operations and information technology departments, as well as cash management and underwriting for mortgage and consumer loans. From 2000 to 2009, Mr. Cosman was a senior executive in bank underwriting and operations at Sovereign Bank, where he managed the Lending and Operations divisions.  Mr. Cosman earned a Master’s in Business Administration from Western New England University and a Bachelor of Arts degree from Syracuse University.

Darryl J. Fess, President and Chief Executive Officer, Brookline Bank. Mr. Fess was appointed President and Chief Executive Officer of Brookline Bank on September 21, 2016. Mr. Fess joined Brookline Bank in May 2010 as its Vice President, Commercial Real Estate Lending and was promoted to Senior Vice President Division Executive, in September 2011 and Executive Vice President in December 2015. From 1998 until 2010, Mr. Fess was employed by Wainwright Bank & Trust Company in a series of positions advancing to Senior Vice President in Commercial Real Estate Lending. During his time at Wainwright, Mr. Fess served as a member of the management committee responsible for strategic planning, new business development, and sales process improvements. Mr. Fess serves on the Board of Directors for

EXECUTIVE OFFICERS
Supportive Living Inc., a nonprofit based in Woburn dedicated to supporting survivors of brain injuries. Mr. Fess holds a Masters of Business Administration from Providence College in Providence, RI, and a Bachelor of Arts in Economics from Boston University. Mr. Fess is also a graduate of the American Bankers Association Stonier Graduate School of Banking.

Michael W. McCurdy, Chief Risk Officer, General Counsel and Corporate Secretary. Mr. McCurdy joined the Company in August 2011 and currently serves as the Company’s Chief Risk Officer, General Counsel and Corporate Secretary. From 2007 until 2011, Mr. McCurdy served as an Executive Vice President, General Counsel and Corporate Secretary for Danvers Bancorp, Inc., overseeing the Company’s legal and retail areas. Mr. McCurdy was President and Chief Executive Officer of BankMalden from 2001 to 2007. Mr. McCurdy currently serves on the Board of Directors of Triangle, Inc. Mr. McCurdy is an Adjunct Professor of Law at Suffolk Law School and currently teaches Banking Law. Mr. McCurdy earned his Juris Doctor degree from Suffolk Law School and his Bachelor of Arts degree from the University of California Santa Barbara.

Mark J. Meiklejohn, President and Chief Executive Officer, Bank Rhode Island. Mr. Meiklejohn is President and Chief Executive Officer and a member of the Board of Directors of Bank Rhode Island. Mr. Meiklejohn joined Bank Rhode Island in January 2006 as the Director of Commercial Banking.  In 2008, he became the Chief Lending Officer of Bank Rhode Island, responsible for all lending activities as well as cash management, business development, and oversaw the operations at Macrolease, Inc., Bank Rhode Island’s leasing subsidiary. Prior to joining Bank Rhode Island, Mr. Meiklejohn was a Senior Vice President in middle market lending with Citizens Bank.  Mr. Meiklejohn began his career at Fleet Bank in 1985. Mr. Meiklejohn earned a bachelor’s degree from the University of Connecticut.

M. Robert Rose, Chief Credit Officer. Mr. Rose joined the Company in 2009 and presently serves as the Company’s Chief Credit Officer. From 2000 until 2004, Mr. Rose was the Chief Credit Risk Management Officer of Sovereign Bank, and from 2004 until 2009 he served as the Chief Risk Officer of Sovereign Bank. Prior to his tenure at Sovereign Bank, Mr. Rose held senior credit and risk management positions at Bank of Boston/Fleet Bank and BayBanks, Inc. Mr. Rose has served as Chairman of the Board of Directors of the Risk Management Association, been a member of the Executive Committee of the Risk Management Association, and is the former Chairman of the Board of the Risk Management Association Foundation, a not for profit association for the development of banking curriculum and education, and granting scholarships and grants to undergraduate and graduate students entering the banking industry. Mr. Rose served on the Board of Directors of The Lyric Stage Company of Boston and was its Treasurer. Mr. Rose earned a Bachelor's Degree and a Masters of Business Administration from Babson College as well as a Certification in Advanced Risk Management from The Wharton School at the University of Pennsylvania.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
Overview

This section provides a description of the roles and responsibilities of the Compensation Committee (the “Compensation Committee” or the “Committee”) of the Company’s Board of Directors. Additionally, this section provides information related to the Company’s executive compensation philosophy and contains a discussion of each material element of the Company’s executive officer compensation program as it relates to the following “named executive officers” (the “Named Officers”):

Paul A. Perrault	President and Chief Executive Officer
Carl M. Carlson	Chief Financial Officer
Mark J. Meiklejohn	President and Chief Executive Officer, Bank Rhode Island
M. Robert Rose	Chief Credit Officer
Darryl J. Fess	President and Chief Executive Officer, Brookline Bank

Executive Summary

The Compensation Committee oversees the executive compensation program and determines the compensation for the Company’s executive officers, including its Named Officers. The Compensation Committee and the Company’s Board of Directors believe that the Company’s success is highly dependent on the ability to hire and retain qualified executives who have the potential to influence performance and enhance stockholder value over time. The Compensation Committee works with executive management to develop a comprehensive executive compensation program, one that is competitive in the marketplace, rewards strong and prudent corporate performance, and that is aligned with stockholder interests.

COVID-19 Pandemic

Throughout 2020, the Compensation Committee considered and evaluated the Company's executive compensation pay practices in light of the COVID-19 pandemic. The Compensation Committee regularly reviewed industry trends and Company performance to ensure that the Company's executive pay practices remained consistent with Company performance. As more fully described below, the Compensation Committee determined that the Company's executive pay practices remain measured and appropriate relative to its peers and performance.

Role of the Compensation Committee

The Compensation Committee is responsible for performing the responsibilities of the Board of Directors with regard to the compensation philosophy, programs, and practices as they relate to the Company’s directors and Named Officers. The primary purpose of the Compensation Committee is to develop, approve, and implement compensation policies and plans that are fair and appropriate to attract, retain, and motivate executives to further the Company’s long-term strategic plan and drive stockholder value.

The Compensation Committee has a written charter that establishes its responsibilities. The Committee reviews the charter on an annual basis to ensure that the scope of the charter is consistent with the Committee’s role and accurately reflects the Company’s compensation philosophy and guiding principles.

The Compensation Committee meets regularly throughout the year and held seven meetings in 2020. Five members of the Board serve on the Compensation Committee, each of whom is independent in accordance with the NASDAQ rules.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
In accordance with its charter, the Compensation Committee evaluates the President and Chief Executive Officer’s performance relative to established goals and has sole responsibility for determining his compensation based on the Compensation Committee's evaluation of his performance. Final decisions regarding the President and Chief Executive Officer’s compensation take into consideration his contribution to the Company’s success, along with the Company’s achievement against annually established performance targets, its relative performance compared to its peer group, and current compensation trends within the competitive marketplace.
The Compensation Committee also reviews and evaluates the compensation and performance of other members of the executive management team, including the Named Officers.

The Role of the Compensation Consultant

The Compensation Committee has the authority to engage independent consultants to assist it in the compensation process. These consultants are retained by and report directly to the Committee. The Committee places no restrictions on the consultants within the scope of contracted services. The consultants provide expertise and information about competitive trends in the marketplace, including established and emerging compensation practices at other companies.

For 2020, the Compensation Committee retained the services of Meridian Compensation Partners, LLC ("Meridian"), which is an independent executive compensation consulting firm. In 2020, Meridian did not provide any other services to the Company and worked with the Company’s executive management team only on matters for which the Compensation Committee is responsible. The Compensation Committee assessed the independence of Meridian in 2020 pursuant to SEC and NASDAQ requirements and concluded that no conflict of interest exists that would prevent Meridian from serving as an independent consultant to the Committee. The Committee periodically seeks input from Meridian on a range of external market factors, including evolving compensation trends, appropriate peer group companies, and market survey data. Meridian also provides general observations on the Company’s compensation programs, but it does not determine or recommend the amount or form of compensation for the Named Officers.

In September 2020, Meridian met with the Compensation Committee to discuss trends and issues impacting executive pay for the Company and other publicly-traded companies. In addition to the consideration of general information regarding trends in executive compensation and a review of the Company's Long-Term Incentive Plan, the discussion also included a high-level review of the Company’s executive and director compensation as compared to that of its named peer group. The discussion also included a review of the impact of the COVID-19 pandemic on compensation trends in the Company's industry. In addition, Meridian met with the Compensation Committee in January 2021 and provided advisory services to the Committee related to the proposed 2021 Brookline Bancorp, Inc. Stock Option and Incentive Plan (see Proposal 4).

In 2020, the Compensation Committee retained Goodwin Procter LLP to provide legal advice regarding compensation related matters. The Compensation Committee assessed the independence of Goodwin Procter LLP in 2020 pursuant to SEC and NASDAQ requirements and concluded that no conflict of interest exists that would prevent Goodwin Procter LLP from serving as an independent consultant to the Committee.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
Roles of Executive Officers and Management

The Compensation Committee occasionally requests one or more members of executive management to be present at committee meetings where executive compensation and Company or individual performance are discussed and evaluated. Executives may provide insight, suggestions or recommendations regarding executive compensation; however, only Compensation Committee members vote on decisions regarding executive compensation.

The Company’s President and Chief Executive Officer provides recommendations to the Compensation Committee on matters relating to the compensation of the executive management team other than his own compensation. In addition, the President and Chief Executive Officer provides specific recommendations regarding base salary adjustments and short- and long-term incentive awards for members of the executive management team other than himself to the Compensation Committee. The Compensation Committee retains sole discretion with respect to compensation decisions regarding the Company’s executive management team.

Compensation Philosophy and Objectives

The Company’s executive compensation program is reviewed on an annual basis to ensure that the program remains in alignment with the Company’s compensation philosophy and business objectives. The Compensation Committee continues to subscribe to the philosophy that the most effective compensation program is one that is designed to attract and retain qualified and experienced officers and at the same time, is reasonable, competitive, and aligned with the Company’s pay for performance philosophy. The Compensation Committee believes that an effective program is one component of the overall management of the Company and that it helps to support and promote a culture that recognizes and rewards the individuals, behaviors, and results that the Company and stockholders value.

The Company’s compensation philosophy is one that recognizes the importance of individual achievements and strives to reward these behaviors while also emphasizing overall corporate achievement. Thus, payments in short- and long-term incentive programs are heavily weighted toward the achievement of corporate goals when measured against both specific corporate goals and against the named peer group.

In order to achieve its stated goals and support its philosophy of providing maximum reward when the Company meets its goals, the compensation program is comprised of four elements:

•Base salary;
•Performance-based cash incentives;
•Equity compensation; and
•Benefit programs.

Compensation Benchmarking

The Compensation Committee reviews data from a number of sources when considering executive compensation decisions. These include:

•Peer group information regarding current pay level and practices relative to its named peer group; and

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
•Survey data for positions of similar scope and focus in the markets where the Company competes for talent.

Market data from a variety of independent sources are used to ensure that the Company’s total compensation package is competitive in the markets within which it competes for executive talent. In addition, the Compensation Committee evaluates the mix of short-term and long-term compensation against relevant market factors with the goal of promoting long-term performance and stability for the organization while maintaining a compensation mix for each Named Officer that is competitive in the market.

In 2020, the Company’s named peer group consisted of the following financial institutions:

Berkshire Hills Bancorp, Inc.	NBT Bancorp, Inc.
Community Bank Systems, Inc.	Northwest Bancshares, Inc.
Customers Bancorp, Inc.	S&T Bancorp, Inc.
Eagle Bancorp, Inc.	Sandy Spring Bancorp, Inc.
First Commonwealth Financial Corporation	Tompkins Financial Corporation
Flushing Financial Corporation	TrustCo Bank Corp. NY
Independent Bank Corp.	WSFS Financial Corporation

For the year ended December 31, 2020, total assets of this group ranged from $5.9 billion to $18.4 billion. The peer group companies are headquartered predominantly in the Northeast and Middle Atlantic regions, as this provides the most reasonable basis for the evaluation of executive compensation levels. The Company was intentionally positioned in the middle of the peer group based on asset size.

While competitive practice is an important component of the Company’s compensation philosophy, it is not the sole determinant of executive compensation and benefit practices and programs. Ultimately, the Company will administer compensation in a manner that ensures its practices are:

•Externally competitive;
•Internally equitable;
•Based on merit and performance; and
•Compliant with all laws and regulations.

2020 Compensation Elements and Decisions

The Company utilizes a variety of criteria when establishing compensation opportunities for executive management positions. These include:

•Recognition of the relative value and contribution of the position to the Company;
•Consideration of the unique qualifications and/or capabilities required by the position;
•The Company’s desired relationship to its external marketplace vis-à-vis a particular position; and
•The Company’s ability to pay.

The Company positions its executive total compensation package – base salary combined with short- and long-term incentives – to be market competitive when incentive targets are achieved and all components

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
of compensation are received. Short- and long-term incentives are designed and administered to ensure that actual results in relation to the Company’s performance objectives appropriately position earned pay levels relative to the competitive market. Indirect compensation is designed to provide the executive with a competitive array of benefit programs. As is reflected in the Summary Compensation Table, a very small portion of the executive’s total compensation is delivered through perquisites.

Base Salary

Base salary is a significant component of direct compensation for executive positions at the Company. The base salaries of executive officers and other members of senior management are reviewed annually. Initial base salary levels, as well as subsequent adjustments to base salaries, are determined by:

•Impact and contribution of a particular position, as well as the unique qualifications and/or capabilities an individual offers to the Company;
•Salary levels suggested by the external marketplace;
•Internal equity; and,
•Individual performance.

Base salary is the only portion of the executive’s total compensation package that is considered to be “fixed” compensation and is thus not “at risk” on an annual basis. Base salary levels are established to ensure that each executive is being paid competitively for sound performance. It is intended that greater rewards will be recognized when the performance targets established within the context of the Company’s short- and long-term incentive programs are achieved.

In 2020, the Compensation Committee set the annual base salaries for the Named Officers at levels that were consistent with the market analysis that was performed by the Company’s independent compensation consultant and the Compensation Committee’s assessment of the individual officer’s level of performance, contribution to the Company, and experience. The 2020 base salaries were: $845,000 for the Company’s President and Chief Executive Officer, an increase of $41,500 from 2019; $432,500 for the Company’s Chief Financial Officer, an increase of $20,500 from 2019; $375,500 for the Company’s Chief Credit Officer, an increase of $20,000 from 2019; $409,800 for the President and Chief Executive Officer of Brookline Bank, an increase of $19,500 from 2019; and $387,538 for the President and Chief Executive Officer of Bank Rhode Island, an increase of $11,288 from 2019. In all cases, base level salaries for the Named Officers were consistent with the Company’s compensation philosophy and practices as adopted by the Company’s Compensation Committee.

Short-Term Incentives

The first component of the Company’s variable, or “at risk,” compensation is delivered through the Company’s short-term incentive plan (the “Incentive Plan”). This program is designed to align management’s interests with the achievement of the Company’s financial objectives for the year.

Performance measures are established by the Compensation Committee on an annual basis and are tied directly to the Company’s financial performance. The short-term incentive is cash based and a target bonus opportunity is established for each position. The funding of the incentive pool is based on the Company’s financial performance, and thus, payments are not made until achievement against financial targets has been determined. After the annual aggregate funding level has been established, individual awards are determined based on each officer’s annual performance and contribution.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
In 2020, the Incentive Plan provided for cash target awards of 75% of annual base salary for the Company’s President and Chief Executive Officer, 60% of annual base salary for the Company’s Chief Financial Officer and Chief Credit Officer, and 50% of annual base salary for the President and Chief Executive Officer of Bank Rhode Island and the President and Chief Executive Officer of Brookline Bank. These 2020 target bonus opportunities were consistent with the 2019 target awards.

Funding of the Incentive Plan

The funding of the Company’s Incentive Plan is based on the Company’s financial performance relative to a targeted level of earnings per share, as established by the Company’s Board in January of each year. The funding amount of the Incentive Plan pool is determined by whether the Company achieves a predetermined target level of earnings per share. If the Company does not achieve the target earnings per share in a given year, the funding amount of the Incentive Plan pool is reduced accordingly.

In 2020, the Company reported earnings per share in the amount of $0.60 per basic and diluted share, against an earnings target of $1.12 per share. The primary driver behind the lower earnings per share performance relative to the target was the Company’s decision to set aside significant loan loss provisions in the first quarter due to the COVID-19 pandemic. Absent this one-time charge due to a unique and external market condition, the Company's pre-tax, pre-provision earnings were $116 million as compared to plan of $132 million, or approximately 88% of plan.

Based on its assessment of the Company's financial performance during an extremely challenging year, and including the consideration of the one-time charge related to the COVID-19 pandemic, the Compensation Committee approved the funding of the 2020 Incentive Plan pool at 90% of target.

Payment of Short-Term Incentives

The Compensation Committee considers a combination of Company and individual performance factors when making awards to individual Named Officers. These factors include a review of the Company’s performance relative to its strategic plan, any unique and signficant market events, the individual achievements of each Named Officer relative to annual goals, the unique skills and experience of the Named Officer, and the Named Officer’s overall contribution to the Company throughout the year.

In 2020, despite the challenges presented by the COVID-19 pandemic, the Company continued to experience profitability and growth. The Company reported net income of $47.6 million, total asset growth of $1.09 billion, loan growth of $531.7 million, and deposit growth of $736.6 million. The Company’s asset quality remained strong, with non-performing assets at $45.0 million, or 0.50% of total assets, at year-end. In 2020, the Company's earnings per share were $0.60 per basic and diluted share, respectively.

After reviewing the Company’s performance, combined with its evaluation of the individual achievement of the Named Officers, the Compensation Committee authorized individual incentive payments for 2020 at 90% of target, providing for an incentive payment for the Company’s President and Chief Executive Officer in the amount of $570,375, for the Company’s Chief Financial Officer in the amount of $233,550, for the Company’s Chief Credit Officer in the amount of $202,770, for the President and Chief Executive Officer of Brookline Bank in the amount of $184,410, and for the President and Chief Executive Officer of Bank Rhode Island in the amount of $174,392. The awards were within the plan guidelines and reflect individual and Company performance.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Incentives

The Compensation Committee believes that profitability and growth are measured not only in annual increments, but also over an extended period of time. In addition, the Compensation Committee is of the opinion that it is important to consider performance relative to the Company’s peer group, and to align the interests of the management team with that of the Company’s stockholders. The Compensation Committee believes that these goals are accomplished through equity awards.

The Company’s equity-based long-term incentive program is the third component of each executive officer’s total compensation and is also variable in nature. Equity grants may be made in the form of stock options or restricted shares, and restricted shares, in turn, may vest over time or based on performance metrics. The Compensation Committee considers the intended purpose of each award and alignment with stockholder interests in determining the appropriate form and design of these awards.

The Compensation Committee has established a target percentage of base salary for each Named Officer for the granting of stock pursuant to the Company's Long-Term Incentive Plan. The Compensation Committee has the discretion to adjust the equity-based long-term incentive awards in accordance with the performance of the Company or the individual Named Officer. In 2020, 61,872 shares of restricted stock were granted to the President and Chief Executive Officer in accordance with the terms of his employment agreement. In addition, the Compensation Committee made restricted stock grants in the amount of 18,096 shares to the Chief Financial Officer, 15,712 shares to the Chief Credit Officer, 14,146 shares to the President and Chief Executive Officer of Brookline Bank, and 13,378 shares to the President and Chief Executive Officer of Bank Rhode Island.

All restricted stock awards made to Messrs. Perrault, Carlson, Rose, Fess, and Meiklejohn are structured such that 50% of each award will vest ratably over a three-year period and the remaining 50% will vest at the end of the three-year period if certain identified Company performance objectives are achieved. In 2020 the Compensation Committee approved the following performance objectives for the performance awards which reflect the Company's performance relative to its peer group in the following areas: net charge offs, total return to stockholders, and transaction deposit growth which is representative of the percentage change in average checking account balances ("Transaction Deposit Growth"). For 2020, the Transaction Deposit Growth factor measurement period runs from January 1, 2020 to December 31, 2022. Each factor is weighed at 30% percent with the exception of Total Stockholder Return, which is weighted at 40% percent. A threshold of 25% percent has been established for the vesting of performance based restricted stock awards with a maximum payout of 150% percent provided certain performance objectives are achieved. Please see the "Grants of Plan-Based Awards" table, in the Named Executive Compensation section below, for more information. Dividends paid on all restricted stock awards, both time based and performance based, are accrued and not paid to the Named Officers until the performance vesting is attained.

In August 2017, the Compensation Committee granted equity-based long-term incentive restricted stock awards with performance criteria (the “2017 Performance Awards”) to the Named Officers then in office in accordance with the terms of the 2014 Restricted Stock Plan. The 2017 Performance Award terms provide that between zero and 200% of the target award may be earned at the conclusion of the three-year performance period, which ran from December 31, 2016 through December 31, 2019 (the “Performance Period”). The performance metrics used to determine the level of achievement as compared to the Company's peer group during the Performance Period were: return on tangible equity, net charge offs, total return to stockholders, and transaction deposit growth which is representative of the percentage change in average checking account balances ("Transaction Deposit Growth"). Each factor is

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
weighed at 20% with the exception of total return to stockholders which is weighed at 40%. The Compensation Committee has discretion to adjust the payment of the 2017 Performance Awards based on the achievement of the performance metrics. Consistent with the Company’s other equity-based long-term incentive awards, the 2017 Performance Awards do not provide for the payment of dividends on shares unless and until the 2017 Performance Awards vest. Based on the Company’s performance during the Performance Period, the Compensation Committee approved vesting of the 2017 Performance Awards at 104.5% of the target.
Retirement Benefits

401(k) Plan
The Company provides all of its employees, including the Named Officers, with tax-qualified retirement benefits through the Company’s 401(k) Plan. The Compensation Committee believes that a 401(k) Plan is an attractive retirement vehicle for recruiting superior officers. All Named Officers who meet the eligibility requirements may elect to participate in the 401(k) Plan on a non-discriminatory basis. Named Officers, like other employees, may begin deferring compensation upon employment.
The Company’s 401(k) Plan allows employees to make salary reduction contributions equal to the lesser of 75% of compensation or a maximum statutory limit which is indexed annually. The 2020 maximum statutory limit was $19,500. Those employees who are age 50 or older are permitted to make a catch-up contribution of no more than 100% of eligible compensation, or a maximum statutory limit which is indexed annually. The maximum statutory catch-up limit in 2020 was $6,500.
Pursuant to the Company’s 401(k) Plan, the Company provides an annual matching contribution equal to 100% of the first 5% of each employee’s eligible compensation up to the annual maximum statutory limit. This annual match provided by the Company vests immediately.

Supplemental Executive Retirement Plan

Prior to the Company’s acquisition of Bank Rhode Island in 2012, Bank Rhode Island provided Mr. Meiklejohn with a supplemental executive retirement plan benefit pursuant to its 2000 SERP (the “SERP”), a liability which the Company assumed following the purchase of Bank Rhode Island. Under the SERP, Mr. Meiklejohn is entitled to an annual retirement benefit of $100,000 per year, payable for his lifetime. This benefit is payable upon the later of Mr. Meiklejohn’s attainment of the age of 65, or his retirement, provided that no amounts may be paid until at least six months after his termination of employment, except in the event of termination by reason of his death.

Mr. Meiklejohn is fully vested in the SERP benefit. In the event of Mr. Meiklejohn's death, pursuant to the terms of the SERP his estate will be provided with a death benefit equal to the accrual balance at the date of his death reduced by the amount of the death benefit payable under a life insurance policy on Mr. Meiklejohn's life. The pre-retirement and post-retirement benefits are funded through a life insurance policy on Mr. Meiklejohn's life, purchased and owned by Bank Rhode Island which contains a split-dollar endorsement in favor of Mr. Meiklejohn.

A Rabbi Trust was established at the time of the Company's acquisition of Bank Rhode Island to fund the Company's liability pursuant to the SERP. All benefits are forfeited in the event that Mr. Meiklejohn's employment is terminated as a result of a criminal act of fraud, misappropriation, embezzlement, or through a felony that involves the property of the Company.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
Nonqualified Deferred Compensation Plan

The Company has a Nonqualified Deferred Compensation Plan open to eligible participants as of January 1, 2020. Eligible participants include members of the Company’s Board of Directors, and certain executive officers, including the Named Officers.

Company directors may elect to defer from 25% to 100% of their annual retainer and fees for service on the Board of Directors of the Company and eligible executive officers may elect to defer from 5% to 100% of their annual base salary and/or cash incentive payment. Amounts deferred earn interest credited at the end of each month based on the Company’s average annual yield on earning assets for the previous calendar quarter, converted to a monthly equivalent yield.

In 2020, participants in the Company’s Nonqualified Deferred Compensation Plan included the President and Chief Executive Officer, the Chief Financial Officer, and director John A. Hackett.

Employee Stock Ownership Plan

The Company has an Employee Stock Ownership Plan (the “ESOP”). Employees with at least one year of employment in which they work at least 1,000 hours with the Company and who have attained age 21 are eligible to participate. Shares of the Company’s common stock purchased by the ESOP through the proceeds of a loan are held in a suspense account for allocation among participants.
Shares of common stock released from the suspense account are allocated among ESOP participants on the basis of compensation in the year of allocation. Participants are fully vested in their accounts once they become eligible to participate and an allocation has been made to their account. Benefits are payable in the form of common stock of the Company, cash, or a combination thereof upon death, retirement, early retirement, disability or separation from service.
Any amendments to the ESOP are approved by the Company’s Board of Directors. The ESOP is administered by a committee comprised of members of the Company’s management team. The ESOP committee has appointed an independent financial institution to serve as trustee of the ESOP. The ESOP committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of participating employees. Under the ESOP, non-directed shares and shares held in the suspense account are voted in a manner calculated to most accurately reflect the instructions the ESOP trustee has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Employment and Change-in-Control Agreements

The Company has entered into an Employment Agreement with its President and Chief Executive Officer and the President and Chief Executive Officer of Bank Rhode Island, and Change in Control Agreements with the Named Officers other than the Company's President and Chief Executive Officer. These agreements are intended to provide the Company with the continued employment and undivided attention of its Named Officers without the potential distraction resulting from the reduction of job security inherent in employment by a publicly-held institution. The agreements provide assurances to Named Officers regarding the continued payment of salary and benefits in the event of involuntary termination or a change in control at the Company.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
Perquisites and Other Personal Benefits

The Company provides eligible employees with group life, accidental death and dismemberment, and long-term disability coverage. For its eligible employees, the Company pays 78% of the monthly premiums for group health coverage and 50% of the monthly premiums for individual and family dental and vision coverage.
The Company pays 100% of the monthly premiums for group life and group accident insurance coverage for all full-time employees after the employee has completed three months of service. The Company also sponsors a flexible benefits plan under which employees can pay their ratable share of health insurance premiums on a pre-tax basis, a medical expense reimbursement plan under which employees can defer part of their salary on a pre-tax basis to cover the costs of certain medical expenses not reimbursed through insurance or otherwise, a dependent care plan under which employees can defer part of their salary on a pre-tax basis to cover qualified dependent care expenses, and a transportation plan under which employees can defer part of their salary on a pre-tax basis for qualified parking and transportation expenses. The Company provides Mr. Perrault with an automobile and Mr. Meiklejohn with an automobile allowance in accordance with the terms of their employment agreements with the Company.
Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee and management consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the plans. In the consideration of Named Officer compensation, including the granting of equity awards, the Compensation Committee considers the impact of FASB ASC Topic No. 718, Stock Compensation, and Section 162(m) of the Internal Revenue Code, as amended (the “Code”)(which generally limits the deduction of compensation paid to certain Named Officers to $1,000,000). In order to maintain flexibility in compensating executive officers in a manner designed to achieve varying corporate goals, the Compensation Committee currently does not have a specific policy that all compensation must be deductible. The exemption from Section 162(m)'s deduction limit for performance-based compensation has been repealed as part of the Tax Cuts and Jobs Act of 2017, effective for taxable years beginning after December 31, 2017, such that compensation paid to our named executive officers in excess of $1 million will not be deductible unless it qualifies for the limited transition relief applicable to certain arrangements in place as of November 2, 2017, that are not subsequently materially modified.

While the Compensation Committee has made efforts to structure certain performance-based grants of restricted stock in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the Tax Cuts and Jobs Act, no assurance can be made that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the Company's business needs. The Compensation Committee believes that stockholder interests are best served if discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in a non-deductible compensation expense to the Company.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
Relationship Between Compensation Policies and Risk

The Compensation Committee regularly reviews the Company's compensation policies to ensure that they effectively incent officer performance without promoting excessive risk taking.

Clawback Policy

In addition to any other remedies available to the Company and subject to applicable law, if the Board or the Compensation Committee of the Board determines that it is appropriate, the Company may recover in whole or in part any bonus, incentive payment, equity award or other compensation received by an officer of the Company to the extent that such bonus, incentive payment, equity award or other compensation is or was based on any financial results or operating metrics that were impacted by the officer’s knowing or intentional fraudulent or illegal conduct, including the making of a material misrepresentation contained in the Company’s financial statements.

Policy Regarding Derivatives, Short Sales, Hedging or Pledging

The Board of Directors annually reviews and approves the Company’s policy with regard to insider trading. The Company’s Insider Trading Policy prohibits insiders from pledging shares on margin, trading in derivative securities of the Company’s common stock, engaging in short sales of the Company’s securities, or purchasing any other financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s securities.

2020 Advisory Votes on Executive Compensation

In 2020, the Company submitted a non-binding, advisory vote to stockholders for approval of the executive compensation paid to the Company’s Named Officers in 2019. At the Company’s 2020 Annual Meeting, the proposal received 97% approval. While this vote is not binding, our Compensation Committee and Board of Directors value the opinions of our stockholders and seriously consider the voting results when making executive compensation decisions. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation. As a result, the Compensation Committee decided to maintain the general approach to executive compensation and made no significant changes to the Company's executive compensation program. The Compensation Committee and Board of Directors continue to monitor the Company's executive compensation program to ensure it aligns the interests of the Company's executive officers with the interests of stockholders and will endeavor to address any stockholder concerns that may be expressed in future votes.

Stock Ownership Guidelines

The Compensation Committee believes that Company stock ownership by the Board and executive officers strengthens their commitment to the Company’s future and further aligns their interests with those of the Company’s stockholders.  The Compensation Committee encourages the Company’s directors and executive officers to purchase and own Company stock and discourages sales of Company stock except pursuant to a pre-arranged plan.  The Compensation Committee is of the opinion that the number of shares of the Company’s stock owned by each director and executive officer is a personal decision and, independent of any stock ownership requirements that are imposed by law, does not require directors or executive officers to purchase and/or own Company stock.  The Compensation Committee reviews annually the stock ownership of the Company’s directors to confirm sufficient levels of stock ownership. The Compensation Committee will continue to review the Company’s position regarding Company stock

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
ownership on an annual basis to evaluate the stock ownership practices of directors and executive officers and to consider any necessary changes or enhancements to the Company’s position regarding Company stock ownership.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Members of the Compensation Committee

Bogdan Nowak (Chair)
Joanne B. Chang
John J. Doyle, Jr.
John A. Hackett
Joseph J. Slotnik

NAMED EXECUTIVE COMPENSATION
Summary Compensation Table – 2020

The following table sets forth the cash and non-cash compensation for the fiscal years ended December 2020, 2019, and 2018 awarded to or earned by our Chief Executive Officer, Chief Financial Officer, and the Company’s three other highest paid Named Officers whose total compensation earned in 2020, 2019, and 2018 exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)		Total ($)
Paul A. Perrault...........	2020	845,000	—	591,496	570,375	174,893	126,192	(5)	2,307,956
President, Chief	2019	803,500	—	562,448	602,625	174,161	104,466		2,247,200
Executive Officer	2018	780,000	29,250	546,002	585,000	127,735	96,608		2,164,595
and Director

Carl M. Carlson............	2020	432,500	—	172,998	233,550	29,916	130,144	(6)	999,108
Chief Financial Officer	2019	412,000	—	164,787	247,200	21,871	58,054		903,912
	2018	400,000	10,000	132,002	200,000	16,750	45,407		804,159

Mark J. Meiklejohn.....	2020	387,538	—	127,894	174,392	130,172	54,506	(7)	874,502
President and Chief	2019	376,250	—	124,175	188,125	123,820	50,703		863,073
Executive Officer	2018	365,300	7,306	102,286	146,120	(1,974)	54,179		673,217
Bank Rhode Island

M. Robert Rose...........	2020	375,500	20,000	150,207	202,770	—	55,454	(8)	803,931
Chief Credit Officer	2019	355,500	—	142,187	213,300	—	44,984		755,971
	2018	345,000	8,625	113,859	172,500	—	43,654		683,638

Darryl J. Fess...............	2020	409,800	—	135,236	184,410	—	61,089	(9)	790,535
President and Chief	2019	390,300	—	128,792	195,150	—	67,835		782,077
Executive Officer	2018	370,300	7,406	103,684	148,120	—	57,738		687,248
Brookline Bank

NAMED EXECUTIVE COMPENSATION

1	The amounts in this column represent the bonus granted at the discretion of the Compensation Committee in excess of the amount of non-equity incentive plan compensation paid. The amounts earned in 2020 were paid in 2021. For 2020, Mr. Rose was the only Named Officer to receive a discretionary bonus.
2
The amounts in this column represent the aggregate grant date fair value of restricted stock awards made in 2020, 2019, and 2018, respectively. The grant date fair value was calculated by multiplying the number of shares by the closing price of the Company's stock on the grant date in accordance with FASB ASC Topic 718. With respect to the performance based component of the awarded restricted stock, amounts included in this column represent the grant date fair value of the target level of the award as we consider target to be the probable outcome. The grant date fair value of the performance based restricted stock awards made in 2020, 2019, and 2018, assuming maximum level of performance, were: $443,662, $421,836, and $546,002, respectively for Mr. Perrault; $82,914, $123,590, and $132,002, respectively for Mr. Carlson; $62,479, $93,131, and $102,286, respectively for Mr. Meiklejohn; $71,542, $106,640, and $113,859, respectively for Mr. Rose; and $64,802, $96,594, and $103,684, respectively for Mr. Fess. For a more complete description of the stock awards granted in 2020, please see "Compensation Discussion and Analysis."

3	Compensation shown in this column represents payments earned under the Company's Incentive Plan. The amounts earned in 2020 were paid in 2021.
4	For Mr. Perrault and Mr. Carlson, only, amounts in this column represent the interest earned in 2020 on earnings that were deferred under the Company's Nonqualified Deferred Compensation Plan, which was introduced on January 1, 2011. Earnings related to all such amounts are credited to such account at the end of each month based on the Company's average annual yield on earning assets for the previous calendar quarter, converted to a monthly-equivalent yield. As applicable to Mr. Meiklejohn only, amounts in this column represent the actuarial increase or decrease, as applicable in the present value of benefits under the SERP determined using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements and includes amounts which Mr. Meiklejohn is not currently entitled to receive because he is not eligible to retire.
5	In 2020 includes: (a) 401(k) plan employer contribution in the amount of $14,000, (b) automobile expense in the amount of $28,943, (c) club dues in the amount of $6,742, (d) ESOP share allocations of $1,227, (e) insurance benefit payments in the amount of $29,864, (f) dividends on unvested restricted stock grants in the amount of $37,736, and (g) parking expenses in the amount of $7,680. With respect to Mr. Perrault's automobile expenses, the Company computes the aggregate incremental cost of the automobile to Mr. Perrault by using the annual depreciation amount.
6	In 2020 includes: (a) 401(k) plan employer contribution in the amount of $7,613, (b) club dues in the amount of $11,880, (c) club initiation fee dues of $75,200, (d) ESOP share allocations of $1,227, (e) insurance benefit payments in the amount of $25,328, and (f) dividends on unvested restricted stock grants in the amounts of $8,896.
7	In 2020 includes: (a) 401(k) plan employer contribution in the amount of $10,553, (b) insurance benefit payments in the amount of $25,328, (c) automobile expenses in the amount of $6,000, (d) parking expenses in the amount of $3,000, (e) dining club expenses in the amount of $1,300, (f) dividends on unvested restricted stock grants in the amount of $7,098, and (g) ESOP share allocations of $1,227.
8	In 2020 includes: (a) 401(k) plan employer contribution in the amount of $10,728, (b) parking expenses in the amount of $5,760, (c) ESOP share allocations of $1,227, (d) insurance benefit payments in the amount of $29,864, and (e) dividends on unvested restricted stock grants in the amount of $7,875.
9	In 2020 includes: (a) 401(k) plan employer contribution in the amount of $10,756, (b) ESOP share allocations of $1,227, (c) insurance benefit payments in the amount of $25,328, (d) parking expenses in the amount of $6,600, (e) professional coaching fees in the amount of $10,025, and (f) dividends on unvested restricted stock grants in the amount of $7,153.

NAMED EXECUTIVE COMPENSATION
Grants of Plan-Based Awards – 2020

			Estimated Payouts Under Non-Equity Incentive Plan Awards (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(6)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Name	Grant Date	Date of Grant Approval	Target ($)	Threshold (#)(3)	Target (#)(4)	Maximum (#)(5)

Paul A. Perrault			633,750	—	—	—	—	—	—
	8/3/2020	6/17/2020		7,734	30,936	46,404	30,936	—	—	591,496

Carl M. Carlson			259,500	—	—	—	—	—	—	—
	8/3/2020	6/17/2020		2,262	9,048	13,572	9,048	—	—	172,998

Mark J. Meiklejohn			193,769	—	—	—	—	—	—	—
	8/3/2020	6/17/2020		1,672	6,689	10,034	6,689	—	—	127,894

M. Robert Rose			225,300	—	—	—	—	—	—	—
	8/3/2020	6/17/2020		1,964	7,856	11,784	7,856	—	—	150,207

Darryl J. Fess			204,900	—	—	—	—	—	—	—
	8/3/2020	6/17/2020		1,768	7,073	10,610	7,073	—	—	135,236

1	This column displays the potential payouts to the Named Officers under the Incentive Plan assuming target and maximum levels of performance are met. The Incentive Plan does not establish a minimum or a maximum for these allocations, therefore the sub-columns "Threshold ($)" and "Maximum ($)" are not applicable and have not been presented. Actual amounts paid in February 2020 to the Named Officers under the Incentive Plan are reflected in the Summary Compensation Table under the column "Non-Equity Incentive Plan Compensation."
2	Performance based shares granted to Messrs. Perrault, Carlson, Meiklejohn, Rose, and Fess on August 3, 2020 may vest on August 3, 2023 if certain identified performance targets are met. Specifically, the Company's net charge offs, and total return to stockholders will be compared to the performance of the peer group. In addition, Company's performance relative to Transaction Deposit Growth will be measured against established targets. Payments will be made to the Named Officers based on the Company's performance relative to the Company's peer group. Net charge offs are weighed at 30%, Total Return to Stockholders is weighed at 40% and the Company's Transaction Deposit Growth is weighted at 30%.
3	Threshold has been established as performance at the 25th percentile or greater when measured against the defined peer group. Performance between the 25th and 50th percentile would be pro-rated.
4	Target has been established as performance at the 50th percentile of the peer group.
5	Maximum payments of 150% of target will be paid for performance above the 100th percentile when measured relative to the peer group.
6	Time based shares granted to Messrs. Perrault, Carlson, Meiklejohn, Rose, and Fess on August 3, 2020 vest one-third per year for three years.
7
Amounts in this column reflect the aggregate grant date fair value of the time and performance based restricted stock awards granted in 2020. The grant date fair value of the time and performance based restricted stock awards was determined by multiplying the number of restricted shares granted by the closing price of the Company's common stock on August 3, 2020 for Messrs. Perrault, Carlson, Meiklejohn, Rose, and Fess. For purposes of this table, the grant date fair value of the performance shares was assumed at the target level, which we consider to be the probable outcome. The actual number of shares earned is dependent on the Company's performance during the performance measuring period, therefore actual results may vary. For a more complete description of the criteria for payment of the performance shares granted in 2020, please see "Compensation Discussion and Analysis".

NAMED EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year End – 2020

The following table itemizes outstanding stock awards held by the Company’s Named Officers as of December 31, 2020. The Named Officers did not hold any outstanding option awards as of December 31, 2020:

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan awards: number of unearned shares, units or other rights that have not Vested (#)(1)	Equity Incentive Plan awards: payout value of unearned shares, units or other rights that have not Vested ($)(2)

Paul A. Perrault.........	8/2/2018	4,946	59,550	14,837	178,637
	8/2/2019	13,157	158,410	19,735	237,609
	8/3/2020	30,936	372,469	30,936	372,469

Carl M. Carlson..........	8/2/2018	1,196	14,400	3,587	43,187
	8/2/2019	3,855	46,414	5,782	69,615
	8/3/2020	9,048	108,938	9,048	108,938

Mark J. Meiklejohn...	8/2/2018	927	11,161	2,780	33,471
	8/2/2019	2,905	34,976	4,357	52,458
	8/3/2020	6,689	80,536	6,689	80,536

M. Robert Rose.........	8/2/2018	1,032	12,425	3,094	37,252
	8/2/2019	3,326	40,045	4,989	60,068
	8/3/2020	7,856	94,586	7,856	94,586

Darryl J. Fess.....	8/2/2018	939	11,306	2,818	33,929
	8/2/2019	3,013	36,277	4,519	54,409
	8/3/2020	7,073	85,159	7,073	85,159

1	These numbers represent shares of restricted stock subject to time and performance based vesting requirements. The shares of restricted stock subject to time based vesting requirements vest ratably on annual basis for three years beginning on the first anniversary of the grant date. The shares of restricted stock subject to performance based vesting requirements vest three years from the dates of grant, assuming the attainment of identified performance targets. The actual number of shares that will be earned pursuant to the performance based awards are dependent upon the Company's performance for the identified performance periods. We assume for purposes of the table that the Company's performance during the performance periods will result in the target amount of each award being earned by the Named Officers. Actual results may vary based upon the Company's actual performance.
2	Based on market value per share of $12.04 at December 31, 2020, which was the closing price of the Company's common stock on the NASDAQ Global Select Market on such date.

NAMED EXECUTIVE COMPENSATION
Option Exercises and Stock Vested - 2020

The following table sets forth information with respect to the aggregate amount of stock awards that vested during the last fiscal year and the value realized thereon. None of the Company's Named Officers exercised option awards in 2020.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Paul A. Perrault..........	36,498	350,198	(1)(2)

Carl M. Carlson..........	8,857	84,983	(1)(2)

Mark J. Meiklejohn.....	7,001	67,175	(1)(2)

M. Robert Rose........	7,801	74,851	(1)(2)

Darryl J. Fess............	7,068	67,817	(1)(2)

1	In accordance with SEC rules, this table provides information regarding stock award vestings that occurred in 2020. This table presents gross share amounts, without accounting for shares withheld upon vesting for payment of taxes.
2	Value is based on the number of shares that vested on August 2, 2020, multiplied by the closing price per share on the vesting date, which was $9.595. For 2020, the vesting date fell on a Sunday, therefore the closing price from July 30, 2020 was used. Included in the number of shares acquired on vesting are performance-based restricted stock grants made to the Named Officers in office on August 2, 2017. Based on the Company's performance for the three-year period ending December 31, 2019, the performance-based restricted stock vested at 104.5% of the target level.

NAMED EXECUTIVE COMPENSATION
Pension Benefits – 2020

The following table provides information on the estimated present value of future payments to Mr. Meiklejohn under the SERP, discussed in more detail above, as of December 31, 2020.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

Mark J. Meiklejohn	Supplemental Executive Retirement Plan	N/A	1,002,833	—

1	Pursuant to the terms of the SERP, the benefit is not based upon years of credited service. The benefit is based on a fixed amount and is fully vested.
2	Reflects actuarial present value of Mr. Meiklejohn's benefits under the SERP using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements and includes amounts which Mr. Meiklejohn is not currently entitled to receive because he is not eligible to retire.

Nonqualified Deferred Compensation – 2020

The following table contains information about the activity in, and the balances of, each Named Officer’s Nonqualified Deferred Compensation account as of December 31, 2020. For more information about the Company’s Nonqualified Deferred Compensation Plan, please see "Nonqualified Deferred Compensation Plan" above.

	Executive Contribution in 2020	Company Contributions in 2020	Aggregate Earnings in 2020	Aggregate Withdrawals or Distributions	Aggregate balance as of December 31, 2020
Name	($) (1)	($)	($) (2)	($)	($)

Paul A. Perrault...........	423,982	—	174,893	—	4,304,724

Carl M. Carlson.........	166,795	—	29,916	—	770,765

Mark J. Meiklejohn....	—	—	—	—	—

M. Robert Rose..........	—	—	—	—	—

Darryl J. Fess.......	—	—	—	—	—

1	The amount listed represents the amounts contributed by the Named Officer which are reported as salary earned in the last fiscal year in the Summary Compensation Table.
2	The aggregate earnings represent interest paid on the Named Officer's balances calculated using the Company's average annual yield on earning assets for the previous calendar quarter, converted to a monthly equivalent yield.

NAMED EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change-in-Control

Employment Agreement with Paul A. Perrault. The Company and Brookline Bank entered into an employment agreement (as amended the “Perrault Agreement”) with Mr. Perrault on April 11, 2011 which was amended on July 25, 2018. The Perrault Agreement is for a period of thirty-six (36) calendar months, and commencing on the first anniversary of the date of the Agreement, and continuing at each anniversary date thereafter, the Perrault Agreement shall renew for an additional year unless written notice is provided to Mr. Perrault at least sixty (60) days prior to any such anniversary date.

The Perrault Agreement provides that the Company will pay Mr. Perrault a base salary and an annual short-term incentive payment of up to seventy-five percent (75%) of base salary. As previously discussed, payment of this award is predicated upon the Company’s achievement of established annual goals. The Perrault Agreement also sets forth the terms and conditions of Mr. Perrault’s long-term incentive, which is in the form of equity compensation. Specifically, Mr. Perrault is eligible to receive an award of restricted stock having a value equal to seventy percent (70%) of his base salary in effect at the time the award is made. Fifty percent (50%) of each award will vest ratably over a three-year period, with the remaining fifty percent (50%) vesting at the end of a three-year period based on the attainment of performance goals which are established by the Compensation Committee.

Upon the occurrence of an Event of Termination, as defined in the Perrault Agreement, Mr. Perrault (or his beneficiaries or estate in the event of his death subsequent to his termination of employment) is entitled to receive an amount equal to the sum of (i) Mr. Perrault’s base salary, (ii) the highest bonus awarded to him during the past three years, and (iii) the highest equity consideration previously awarded to him in any year.

Upon the occurrence of a Change in Control, as defined in the Perrault Agreement, Mr. Perrault (or his beneficiaries or estate) is entitled to receive an amount equal to three times the sum of items (i), (ii) and (iii) as set forth in the preceding paragraph, and all unvested restricted and performance stock awards immediately vest and become payable on the occurrence of a Change in Control.

Upon the occurrence of an Event of Termination or a Change in Control, life and disability coverage substantially identical to the coverage maintained by the Company shall continue to be made available to Mr. Perrault for 24 months from the date of termination. In January 2018, the Compensation Committee voted to provide Mr. Perrault with Post-Retirement benefits as set forth in the Brookline Bank 2004 Post Retirement Medical Benefit Plan (the "Post Retirement Medical Benefit Plan"). The Post Retirement Medical Benefit Plan provides that at the age of 65, an eligible employee shall be entitled to receive a post-retirement health subsidy equal to three (3%) percent of the annual premium cost per year of service after the age of 40 with a maximum subsidy of fifty (50%) percent.

Notwithstanding the Perrault Agreement, payments under the Perrault Agreement will be reduced, but only if such reduction will result in Mr. Perrault receiving a higher after-tax amount in order to mitigate the risk of any excise taxes imposed pursuant to Section 280G of the Code.
In the event that Mr. Perrault is unable to perform his duties on a full-time basis for a period of six consecutive months due to disability, the Company may terminate the Perrault Agreement, but will be obligated to pay him his Base Salary for one year, whichever is the longer period of time, provided that any amounts actually paid to Mr. Perrault pursuant to any disability insurance or other similar such program which the Company has provided, or pursuant to any workman’s or social security disability program, shall reduce the compensation to be paid to Mr. Perrault resulting from his disability.

NAMED EXECUTIVE COMPENSATION
In the event of death, Mr. Perrault’s estate, legal representatives or beneficiaries shall be paid his base salary for a period of one year from the date of his death and the Company will continue to provide medical, dental and other benefits normally provided to Mr. Perrault’s family for one year after his death.
Employment Agreement with Mark J. Meiklejohn. The Company entered into an employment agreement (the “Meiklejohn Agreement”) with Mr. Meiklejohn on April 19, 2011. The Meiklejohn Agreement provides that Mr. Meiklejohn will serve as the President and Chief Executive Officer of Bank Rhode Island, will receive a base salary and will be eligible for a short-term incentive payment pursuant to the Company’s incentive plan. Mr. Meiklejohn’s receipt of the full amount of the annual short-term incentive is predicated upon the achievement by the Company of certain performance targets as discussed above.
The Meiklejohn Agreement provides that if the Company terminates Mr. Meiklejohn without Cause, as defined in the Meiklejohn Agreement, he will be entitled to receive a payment amount equal to his base salary for one year, the Company will continue to provide Mr. Meiklejohn with medical, dental, and life insurance benefits for a period of 12 months from the date of termination, and he will receive outplacement services for six months from the date of termination.
In the event that Mr. Meiklejohn is unable to perform his duties on a full-time basis for a period of six consecutive months due to disability, the Company will terminate the Meiklejohn Agreement, but will be obligated to pay him his base salary for six months, provided that any amounts actually paid to Mr. Meiklejohn pursuant to any disability insurance or other similar such program which the Company has provided, or pursuant to any workman’s or social security disability program, shall reduce the compensation to be paid to Mr. Meiklejohn resulting from his disability. In the event of Mr. Meiklejohn’s death, the Meiklejohn Agreement will automatically terminate.
Notwithstanding the preceding paragraphs, if the aggregate payments and benefits to be made to Mr. Meiklejohn (the “Termination Benefits”) pursuant to the Meiklejohn Agreement would be deemed to include an “excess parachute payment” under Section 280G of the Code, then the Termination Benefits would be reduced to an amount that represents the maximum amount that can be deducted by the Company and Bank Rhode Island in accordance with Section 280G of the Code.
Mr. Meiklejohn has entered into the Company’s standard Change-in-Control agreement, discussed below, which provides certain benefits upon the occurrence of a Change-in-Control, as defined in the agreement.
Change-in-Control Agreements. The Company, including its subsidiaries, has entered into change in control agreements (the “Change-in-Control Agreements”) with several of the Company’s officers, including individuals who serve as officers of the Company’s subsidiaries and all of the Named Officers with the exception of Mr. Perrault, whose employment agreement with the Company includes change in control provisions. The Change-in-Control Agreements provide certain benefits in the event of a qualifying termination within 12 months following a change in control of the Company. For these purposes, a change in control ("Change-in-Control") is defined generally to mean: the consummation of (i) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (ii) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

NAMED EXECUTIVE COMPENSATION
Under the Change-in-Control Agreement, if, within 12 months following a Change-in-Control of the Company, the Named Officer's employment with the Company is terminated by the Company other than for Cause, or by the Named Officer for Good Reason (each as defined in the Change-in-Control Agreement), the Named Officer would be entitled to: (1) a payment equal to two times the sum of the Named Officer’s annual base salary in effect immediately prior to the Change-in-Control and the Named Officer’s target bonus for the fiscal year in which the Change-in-Control occurred, and (2) continuation of certain benefits provided by the Company for 24 months following the date of termination. Notwithstanding any provision to the contrary in the Change-in-Control Agreements, payments under the Change-in-Control Agreements will be reduced if such reduction will result in the Named Officer receiving a higher after-tax amount in order to mitigate the risk of any excise taxes imposed pursuant to Section 280G of the Code.
These protections against termination without cause in the event of a change in control are frequently offered by other financial institutions, and the Company may be at a competitive disadvantage in attracting and retaining key employees if it does not offer similar protections. Although the Change-in-Control Agreements may have the effect of making a takeover more expensive to an acquirer, the Company believes that the benefits of enhancing the Company’s ability to attract and retain qualified management persons by offering the Change-in-Control Agreements outweigh any disadvantage of such agreements.
Assuming the employment of the Named Officers were to be terminated under the circumstances listed below, each as of December 31, 2020, the following Named Officers would be entitled to the following payments and benefits under the terms of their employment agreements and Change-in-Control Agreements:

NAMED EXECUTIVE COMPENSATION

Name	Voluntary Resignation	Early Retirement	Normal Retirement	Involuntary not for Cause Termination	Involuntary Termination for Cause	Involuntary Termination after Change in Control	Disability (4)	Death (4)
Paul A. Perrault
Employment Agreement
Severance........................	$2,050,746	$—	$—	$2,050,746	$—	$6,152,238	$845,000	$845,000
Equity (1)........................	$—	$—	$—	$—	$—	$1,379,146	$—	$—
Perquisites/Benefits (2)....	$92,979	$—	$—	$92,979	$—	$92,979	$48,160	$48,160
Tax Reimbursement.........	$—	$—	$—	$—	$—	$—	$—	$—
Other (3)..........................	$75,000	$—	$—	$75,000	$—	$75,000	$—	$—
Total...............................	$2,218,725	$—	$—	$2,218,725	$—	$7,699,363	$893,160	$893,160

Carl M. Carlson
Change in Control Agreement
Severance.........................	$—	$—	$—	$—	$—	$1,332,100	$—	$—
Equity (1)........................	$—	$—	$—	$—	$—	$391,493	$391,493	$391,493
Perquisites/Benefits (2)....	$—	$—	$—	$—	$—	$48,856	$—	$—
Tax Reimbursement.........	$—	$—	$—	$—	$—	$—	$—	$—
Other...............................	$—	$—	$—	$—	$—	$—	$—	$—
Total.................................	$—	$—	$—	$—	$—	$1,772,449	$391,493	$391,493

Mark J. Meiklejohn
Employment Agreement and
Change in Control Agreement
Severance.........................	$—	$—	$—	$387,538	$—	$1,123,860	$193,769	$—
Equity (1)........................	$—	$—	$—	$—	$—	$293,138	$293,138	$293,138
Perquisites/Benefits (2)....	$—	$—	$—	$24,428		$48,856	$—	$—
Tax Reimbursement.........	$—	$—	$—	$—	$—	$—	$—	$—
Other...............................	$—	$—	$—	$—	$—	$—	$—	$—
Total.................................	$—	$—	$—	$411,966	$—	$1,465,854	$486,907	$293,138

M. Robert Rose
Change in Control Agreement
Severance........................	$—	$—	$—	$—	$—	$981,540	$—	$—
Equity (1)........................	$—	$—	$—	$—	$—	$338,962	$338,962	$338,962
Perquisites/Benefits (2)....	$—	$—	$—	$—	$—	$57,928	$—	$—
Tax Reimbursement.........	$—	$—	$—	$—	$—	$—	$—	$—
Other...............................	$—	$—	$—	$—	$—	$—	$—	$—
Total.................................	$—	$—	$—	$—	$—	$1,378,430	$338,962	$338,962

Darryl J. Fess
Change in Control Agreement
Severance.........................	$—	$—	$—	$—	$—	$1,188,420	$—	$—
Equity (1)........................	$—	$—	$—	$—	$—	$303,878	$303,878	$303,878
Perquisites/Benefits (2)....	$—	$—	$—	$—	$—	$48,856	$—	$—
Tax Reimbursement.........	$—	$—	$—	$—	$—	$—	$—	$—
Other...............................	$—	$—	$—	$—	$—	$—	$—	$—
Total.................................	$—	$—	$—	$—	$—	$1,541,154	$303,878	$303,878

NAMED EXECUTIVE COMPENSATION

1	Reflects shares of common stock award to the Named Officers that have not vested as of December 31, 2020, and would vest upon an involuntary termination following a change in control, or in the event of the disability or death of the Named Officer. The value of the shares of common stock awarded to the Named Officers is based on a closing price of $12.04 per share on December 31, 2020. In the case of Mr. Perrault, this amount is designated per his employment agreement with the Company.
2	Represents medical and dental insurance premiums, life insurance premiums, group term disability insurance premiums, and, where applicable, an automobile allowance. For Mr. Perrault only, medical and dental insurance premiums reflect the accumulated postretirement benefit obligation as of December 31, 2020 calculated in accordance with ASC Topic 715 - Compensation - Retirement and Benefits.
3	Represents the administrative support allowance provided to the Chief Executive Officer following an Event of Termination pursuant to his Employment Agreement with the Company. Please see the description above related to Mr. Perrault's Employment Agreement for more information.
4	In the event of disability or death of a Named Officer, in addition to the benefits shown under the columns "Disability" and "Death," the Named Officer would receive benefits under the Company's disability plan or payments under the Company's group term life insurance plan, as applicable.

CEO Pay Ratio Disclosure
Consistent with the requirements of the Dodd-Frank Act Section 953(b) and Item 402(u) of Regulation S-K, the Company must provide a disclosure of the “Total Compensation” paid to our Chief Executive Officer, Mr. Paul Perrault (our "CEO"), as a ratio to the Total Compensation paid to our median employee (the “Median Employee”) for the prior year (the “CEO Pay Ratio”). For 2020, our last completed fiscal year, the Total Compensation paid to our Median Employee was $80,237 and the Total Compensation paid to our CEO as reported in the Summary Compensation Table included in this Proxy Statement was $2,307,956. The Company’s CEO Pay Ratio for 2020 is 29:1.
For purposes of determining the compensation of our Median Employee, we followed the requirements established by the SEC. A date of December 31, 2020 was selected to determine our Median Employee. We used gross pay to calculate the Median Employee. The gross pay method includes all payments made to an employee during a given calendar year. Consistent with SEC guidance, we excluded certain non-relevant employees from the calculation such as those who left the Company prior to December 31, 2020 and our CEO. The gross pay for employees who were hired by the Company during 2020 was annualized in accordance with SEC guidance. Using this information, we determined our Median Employee and calculated the CEO Pay Ratio based on the Median Employee’s Total Compensation as required by SEC guidance.

AUDIT COMMITTEE REPORT
The Audit Committee currently consists of six members of the Board, each of whom is independent under the NASDAQ Stock Market LLC (“NASDAQ”) listing standards and Securities and Exchange Commission (“SEC”) rules and regulations applicable to Audit Committees. All members of the Audit Committee are financially literate under the applicable NASDAQ rules, and Thomas J. Hollister and John J. Doyle, Jr. are “audit committee financial experts” within the meaning of that term as defined by the SEC in Regulation S-K under the Securities Exchange Act of 1934, as amended. The Board has adopted, and annually reviews, an Audit Committee charter. The charter specifies the scope of the Audit Committee’s responsibilities and how it carries out those responsibilities.

The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight responsibilities of reviewing the financial information that will be provided to shareholders and others, appointing the independent registered public accounting firm, reviewing the services performed by the Company’s independent registered public accounting firm and internal audit function, evaluating the Company’s accounting policies and the Company’s system of internal controls that management and the Board have established, and reviewing material transactions. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

The Audit Committee has reviewed and discussed the Company’s December 31, 2020 audited financial statements with management and with KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 1301, as amended (Codification of Statements on Auditing Standards, AU380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence. The Audit Committee has considered whether the provision of non-audit services to the Company is compatible with KPMG LLP’s independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the December 31, 2020 audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC. We have selected KPMG LLP as the Company’s independently registered public accounting firm for the fiscal year end 2021, and have approved submitting the selection of the independent registered public accounting firm for ratification by the shareholders.

MEMBERS OF THE AUDIT COMMITTEE

Thomas J. Hollister (Chair)
Joanne B. Chang
John J. Doyle, Jr.
Margaret Boles Fitzgerald
John A. Hackett
Bogdan Nowak

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP currently serves as the Company's independent registered public accounting firm, and that firm conducted the audit of the Company's consolidated financial statements for the fiscal year ended December 31, 2020. The Audit Committee has appointed KPMG LLP to serve as the independent registered public accounting firm to conduct an audit of the Company's consolidated financial statements for the fiscal year ending December 31, 2021.

Although ratification by stockholders is not required by law or by our by-laws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

It is anticipated that a representative of KPMG LLP will attend the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Public Accounting Fees

The following is a summary of the fees for professional services rendered by KPMG LLP for the fiscal years ended December 31, 2020 and 2019:

Fee Category	2020	2019
Audit Fees(1)	$999,990	$1,224,000
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$—	$—
All Other Fees(4)	—	—
	$999,990	$1,224,000

1
Audit Fees. Audit fees were for professional services rendered for the audit of the Company’s annual financial statements, the audit of internal controls over financial reporting, the review of quarterly financial statements, and the review of statutory and regulatory filings.

2	Audit-Related Fees. There were no Audit-Related fees for 2020 and 2019, respectively.
3
Tax Fees. Tax fees consist of fees billed for professional services for tax compliance, tax planning, and tax audit defense. The Audit Committee considered and determined that the provision for non-audit services provided by KPMG LLP is compatible with maintaining that firm's independence. There were no Tax fees for 2020 and 2019, respectively.

4	All Other Fees. There were no other fees.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

At present, our Audit Committee approves the engagement of KPMG LLP for audit and non-audit services before we engage KPMG LLP to provide those services except to the extent such approval is not required pursuant to our pre-approved audit services policy. Our Audit Committee has established a pre-approval policy consistent with the requirements of the SEC and PCAOB that allows management to engage KPMG LLP to provide certain, pre-specified services up to a pre-approved cost level with only an obligation to notify the Audit Committee of the engagement for those services at the Audit Committee’s next regularly scheduled meeting. Consistent with the pre-approval policy and the requirements of the SEC and PCAOB, the Committee pre-approved all of KPMG LLP 2020 fees and services to the extent required by the pre-approval policy.

PROPOSAL 3: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, the Board of Directors is submitting for stockholder approval, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement pursuant to Item 402 of Regulation S-K. As previously disclosed by the Company, the Board of Directors has determined that it will hold an advisory vote on executive compensation on an annual basis, and the next such stockholder advisory vote will occur at the 2021 Annual Meeting of Stockholders.

The resolution that is the subject of this proposal is a non-binding resolution and will not have any binding legal effect regardless of whether or not it is approved, and may not be construed as overruling a decision by the Company, the Board of Directors or the Compensation Committee or creating or implying any change to the fiduciary duties of the Board. Furthermore, because this non-binding resolution relates primarily to compensation that has already been paid or is contractually committed for the Company’s Named Officers, there is generally no opportunity for the Board to revisit those decisions. However, the Compensation Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of the Company’s Named Officers.

The Company has five Named Officers listed in this Proxy Statement. The Company’s compensation program is designed to attract, motivate and retain the Named Officers who are critical to the Company’s success, offering a combination of base salary and both annual and long-term incentives that are closely aligned with the Company’s annual and long-term performance objectives. Please see the section titled “Compensation Discussion and Analysis” for additional information about the Company’s executive compensation programs.

We believe that the effectiveness of our compensation programs is demonstrated by the accomplishments of management over the last fiscal year as detailed in our discussion section titled “Compensation Discussion and Analysis.”

For these reasons, the Board of Directors recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the compensation of the Company’s Named Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, be approved.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED OFFICERS

PROPOSAL 4: APPROVAL OF 2021 BROOKLINE BANCORP, INC. STOCK OPTION AND INCENTIVE PLAN
The Board of Directors believes that stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers and non-employee directors of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On March 17, 2021, the Board of Directors adopted, subject to stockholder approval, the Brookline Bancorp, Inc. 2021 Stock Option and Incentive Plan (the “Plan”). The Plan is designed to enhance the flexibility to grant equity awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board of Directors or the Compensation Committee. A copy of the Plan is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. If the Plan is approved, we intend to discontinue granting awards under our 2014 Equity Incentive Plan (the “2014 Plan”) and no further shares will be granted as awards under the 2014 Plan unless the Plan is not approved by stockholders. Our 2011 Restricted Stock Plan (the "2011 Plan") expires in July, 2021. In practice, the Company has not issued shares from the 2011 Plan since the adoption of the 2014 Plan.

As of March 17, 2021, the Company did not have any stock options outstanding under our equity compensation plans. In addition, as of March 17, 2021, there were 222,139 unvested full value awards with time-based vesting and 227,842 unvested full value awards with performance-based vesting outstanding under our equity compensation plans. Other than the foregoing, no awards were outstanding under our equity compensation plans as of March 17, 2021. As of March 17, 2021, there were 643,600 shares of common stock available for awards under our equity compensation plans.

Summary of Material Features of the Plan

The material features of the Plan are:
•The maximum number of shares of common stock to be issued under the Plan is 1,750,000;
•The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, and dividend equivalent rights and is permitted;
•Shares tendered or held back for taxes will not be added back to the reserved pool under the Plan. Upon the exercise of a stock appreciation right that is settled in shares of common stock, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares we reacquire on the open market will not be added to the reserved pool under the Plan;
•Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval;
•Any dividends and dividend equivalent rights payable with respect to any equity award are subject to the same vesting provisions as the underlying award;
•Any material amendment to the Plan is subject to approval by our stockholders; and
•The term of the Plan will expire on the tenth anniversary of the date that stockholders approve the Plan.

Based solely on the closing price of our common stock as reported by NASDAQ on March 17, 2021 and the maximum number of shares that would have been available for awards as of such date under the Plan, the maximum aggregate market value of the common stock that could potentially be issued under the Plan is $27,405,000. The shares of common stock underlying any awards that are forfeited, canceled

PROPOSAL 4: APPROVAL OF 2021 BROOKLINE BANCORP, INC. STOCK OPTION AND INCENTIVE PLAN
or otherwise terminated, other than by exercise, under the Plan and our 2014 Plan will be added back to the shares of common stock available for issuance under the Plan. Shares tendered or held back upon exercise of a stock option or settlement of an award under the Plan to cover the exercise price or tax withholding and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof, will not be added back to the shares of common stock available for issuance under the Plan. In addition, shares of common stock repurchased on the open market will not be added back to the shares of common stock available for issuance under the Plan.

Reasons for the Plan
The Plan is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. The Compensation Committee and the Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business.

Burn Rate
The following table sets forth information regarding historical awards granted and earned for the 2018 through 2020 period, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average number of shares of common stock outstanding for that year, for each of the last three fiscal years:

Share Element	2018	2019	2020
Stock Options Granted	0	0	0
Time and Performance-Based Full-Value Awards Granted	169,582	212,460	268,936
Total Awards Granted (2)	169,582	212,460	268,936
Weighted average common shares outstanding during the fiscal year	79,669,668	79,679,781	78,456,551
Annual Burn Rate	0.43%	0.53%	0.68%
Three-Year Average Burn Rate (3)		0.55%

The Compensation Committee determined the size of reserved pool under the Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request of the share reserve in the Plan is approved by our stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees.

PROPOSAL 4: APPROVAL OF 2021 BROOKLINE BANCORP, INC. STOCK OPTION AND INCENTIVE PLAN
Summary of the Plan
The following description of certain features of the Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Plan, which is attached hereto as Appendix A.

Administration. The Plan will be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Plan. The Compensation Committee may delegate to a committee consisting of one or more officers of the Company the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.

Eligibility; Plan Limits. All full-time and part-time officers, employees, non-employee directors and consultants are eligible to participate in the Plan, subject to the discretion of the administrator. As of March 17, 2021, approximately 77 individuals would have been eligible to participate in the Plan had it been effective on such date, which includes 8 executive officers, 56 employees who are not executive officers, and 13 non-employee directors. There are certain limits on the number of awards that may be granted under the Plan. For example, no more than 1,750,000 shares of common stock may be granted in the form of incentive stock options.

Stock Options. The Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be determined by reference to the price of the shares of common stock on NASDAQ. The exercise price of an option may not be reduced after the date of the option grant without stockholder approval, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee, including in circumstances involving the optionee’s death or disability, termination of service relationship, or a sale event. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature which reduces

PROPOSAL 4: APPROVAL OF 2021 BROOKLINE BANCORP, INC. STOCK OPTION AND INCENTIVE PLAN
the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. The terms and conditions of each such award will be determined by the Compensation Committee, and such terms and conditions may differ among individual awards and grantees. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to unvested restricted stock awards shall not be paid unless and until the applicable vesting requirements are met).

Restricted Stock Units. The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock or cash subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock that are free from any restrictions under the Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Change of Control Provisions. In the event of a “sale event,” as defined in the Plan, awards under the Plan may be assumed, continued or substituted. In the event that awards are not assumed, continued or

PROPOSAL 4: APPROVAL OF 2021 BROOKLINE BANCORP, INC. STOCK OPTION AND INCENTIVE PLAN
substituted, except as otherwise provided by the Compensation Committee in the award agreement, upon the effective time of the sale event, all awards with time-based conditions will become vested and exercisable upon the sale event, and awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a sale event in the Compensation Committee’s discretion or to the extent specified in the relevant award agreement. In addition, the Company may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration, such option or stock appreciation right shall be cancelled for no consideration). The Compensation Committee shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.

Adjustments for Stock Dividends, Stock Splits, Etc. The Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the Plan, to certain limits in the Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Compensation Committee may require that tax withholding obligations satisfied by withholding shares of common stock to be issued pursuant to exercise or vesting. The Compensation Committee may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

Amendments and Termination. The Board of Directors may at any time amend or discontinue the Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of NASDAQ, any amendments that materially change the terms of the Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options.

Effective Date of Plan. The Plan was approved by our Board of Directors on March 17, 2021. Awards of incentive options may be granted under the Plan until March 17, 2031. No other awards may be granted under the Plan after the date that is ten years from the date of stockholder approval.

New Plan Benefits
Because the grant of awards under the Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2020: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a

PROPOSAL 4: APPROVAL OF 2021 BROOKLINE BANCORP, INC. STOCK OPTION AND INCENTIVE PLAN
group. The Company did not grant any options in 2020, therefore the table reflects only restricted stock awards.

	Options			Stock Awards
Name and Position	Average Exercise Price ($)	Number of Awards (#)		Dollar Value ($)(1)		Number of Awards (#)
Paul A. Perrault, President and Chief Executive Officer	-	-		591,496		61,872
Carl M. Carlson, Chief Financial Officer	-	-		172,998		18,096
Mark J. Meiklejohn, President and Chief Executive Officer, Bank Rhode Island	-	-		127,894		13,378
M. Robert Rose, Chief Credit Officer	-	-		150,207		15,712
Darryl J. Fess, President and Chief Executive Officer, Brookline Bank	-	-		132,236		14,146
All current executive officers, as a group	-	– (2)	(2)	1,960,545	(3)	162,836
All current directors who are not executive officers, as a group	-	– (2)	(2)	469,560	(3)	39,000
All current employees who are not executive officers, as a group	-	– (2)	(2)	807,884	(3)	67,100

1
The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 20 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2020.

2	Represents the weighted average-exercise price for the group.
3	Represents the aggregate grant date fair value for the group.

Tax Aspects Under the Code
The following is a summary of the principal federal income tax consequences of certain transactions under the Plan. It does not describe all federal tax consequences under the Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

PROPOSAL 4: APPROVAL OF 2021 BROOKLINE BANCORP, INC. STOCK OPTION AND INCENTIVE PLAN
If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with other awards under the Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes nonforfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for awards under the Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Equity Compensation Plan Information
The following table provides information as of December 31, 2020 regarding shares of common stock that may be issued under our equity compensation plans, consisting of our 2011 Restricted Stock Award Plan (the “2011 Plan”) and our 2014 Equity Incentive Plan (the “2014 Plan”).

PROPOSAL 4: APPROVAL OF 2021 BROOKLINE BANCORP, INC. STOCK OPTION AND INCENTIVE PLAN

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted Average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)
Equity compensation plans approved by security holders:.......................................................	—	$—	634,781	(1)
Equity compensation plans not approved by security holders:.......................................................	—	—	—
Total...........................................................	—	$—	634,781

1	As of March 17, 2021, there were 173,906 shares available for grant under the 2011 Plan and 469,694 shares available for grants under the 2014 Plan.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE BROOKLINE BANCORP, INC. 2021 STOCK OPTION AND INCENTIVE PLAN

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s proxy materials for its 2022 Annual Meeting must be received by the Company on or before December 2, 2021 in order to be considered for inclusion in its proxy materials. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy materials. Any such proposal should be mailed to: Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116, Attn.: Corporate Secretary.

Stockholder proposals to be presented at the Company’s 2022 Annual Meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s proxy materials for its 2022 Annual Meeting, must be received in writing at our principal executive office, together with the appropriate supporting documentation, not later than February 11, 2022, nor earlier than January 12, 2022, provided, however, that in the event the 2022 Annual Meeting is first convened more than thirty (30) days before or more than sixty (60) days after the anniversary of this year’s Annual Meeting, the stockholder proposal must be so received by the later of the close of business on the ninetieth (90th) day prior to the scheduled date of the 2022 Annual Meeting or the tenth (10th) day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposals must be mailed to: Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116, Attn.: Corporate Secretary.

Other Matters

The Board is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their discretion.

Miscellaneous

The Company will incur costs of soliciting proxies. Upon request, the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and other of the Company’s employees may solicit proxies personally or by telephone without additional compensation.

APPENDIX A

BROOKLINE BANCORP, INC.
2021 STOCK OPTION AND INCENTIVE PLAN

SECTION 1: GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Brookline Bancorp, Inc. 2021 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Brookline Bancorp, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than three Non‑Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the grantee to receive a payment in cash upon the attainment of specified performance goals.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person who provides bona fide services to the Company as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.
“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Subsidiary (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions under the Plan.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

a.Administration of Plan. The Plan shall be administered by the Administrator.

b.Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
i.to select the individuals to whom Awards may from time to time be granted;
ii.to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
iii.to determine the number of shares of Stock to be covered by any Award;
iv.to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;
v.to accelerate at any time the exercisability or vesting of all or any portion of any Award, including in circumstances involving the grantee’s death or disability, termination of Service Relationship, or a Sale Event;
vi.subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and
vii.at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

c.Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company including the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

d.Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

e.Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

a.Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,750,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan and the Company's 2014 Equity Incentive Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 1,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period, and no more than 1,750,000 shares of Stock may be granted in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. After the Effective Date of the Plan, no further awards shall be granted under the Company’s 2014 Equity Incentive Plan.

b.Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the number of Stock Options or Stock Appreciation Rights that can be granted to an individual grantee and the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

c.Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

d.Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. Notwithstanding anything herein to the contrary, the Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate under the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers or employees, Non-Employee Directors or Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.

SECTION 5. STOCK OPTIONS

a.Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

b.Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Stock Option is otherwise compliant with Section 409A.

c.Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

d.Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

e.Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Certificate:

i.In cash, by certified or bank check or other instrument acceptable to the Administrator;
ii.Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
iii.By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or
iv.With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

f.Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

a.Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

b.Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

c.Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

d.Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7. RESTRICTED STOCK AWARDS

a.Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

b.Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares; provided that any dividends paid by the Company with respect to unvested Restricted Shares shall accrue and shall not be paid to the grantee until and to the extent the applicable vesting requirements are met with respect to such Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

c.Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

d.Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8. RESTRICTED STOCK UNITS

a.Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

b.Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

c.Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

d.Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free from any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11. DIVIDEND EQUIVALENT RIGHTS

a.Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend

Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

b.Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. TRANSFERABILITY OF AWARDS

a.Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

b.Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

c.Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

d.Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13. TAX WITHHOLDING

a.Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

b.Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 14. SECTION 409A AWARDS

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 15. TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

a.Termination of Service Relationship. If the grantee’s Service Relationship is with a Subsidiary and such Subsidiary ceases to be a Subsidiary, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

b.For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:
i.a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

ii.an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 17. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18. GENERAL PROVISIONS

a.No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

b.Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any

Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

c.Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

d.Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

e.Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

f.Clawback Policy. Awards made under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 19. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 20. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: March 17, 2021

DATE APPROVED BY STOCKHOLDERS:

BROOKLINE BANCORP, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717-0718

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 11, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 9, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BRKL2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 11, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 9, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D40405-P50475

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BROOKLINE BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. John J. Doyle, Jr.	☐	☐	☐
1b. Thomas J. Hollister	☐	☐	☐
1c. Charles H. Peck	☐	☐	☐
1d. Paul A. Perrault	☐	☐	☐
1e. Joseph J. Slotnik	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐
3. To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐
4. To approve the 2021 Brookline Bancorp, Inc. Stock Option and Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, CEO Letter to Stockholders and Annual Report on Form-10K are available at www.proxyvote.com.

D40406-P50475

BROOKLINE BANCORP, INC.
Annual Meeting of Stockholders
May 12, 2021 11:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder of Brookline Bancorp, Inc., a Delaware corporation (the "Company"), hereby appoints Paul A. Perrault, President and Chief Executive Officer and Michael W. McCurdy, General Counsel and Corporate Secretary, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held on May 12, 2021, 11:00 AM EDT virtually at www.virtualshareholdermeeting.com/BRKL2021, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side